United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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1st Source Corporation
(Name of Registrant as Specified in its Charter)
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Notice of Annual Meeting of Shareholders and Proxy Statement
To the Shareholders of 1st Source Corporation:
The Annual Meeting of Shareholders of 1st Source Corporation will be held at the 1st Source Center, 4th Floor Boardroom, 100 North Michigan Street, South Bend, Indiana 46601, on April 21, 2016, at 10:00 a.m. local time, for the purpose of considering and voting upon the following matters:

1.	Election of Directors. Election of three directors for terms expiring in 2019.

2.	Approval of Amended 1982 Executive Incentive Plan. Approval of the material terms of the Plan in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended.

3.
Approval of Amended Strategic Deployment Incentive Plan (formerly the 1998 Performance Compensation Plan). Approval of the material terms of the Plan in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended.

4.	Ratification of the appointment of BKD LLP as 1st Source Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

5.	Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.
Shareholders of record at the close of business on February 17, 2016 are entitled to vote at the meeting.
By Order of the Board of Directors,
John B. Griffith
Secretary

South Bend, Indiana
March 15, 2016

Please date and sign the proxy and return it promptly. If you do attend the meeting, you may, nevertheless, vote in person and revoke a previously submitted proxy.

1st SOURCE CORPORATION
P.O. Box 1602 ● South Bend, Indiana 46634
PROXY STATEMENT
This Proxy Statement is furnished in connection with the 2016 Annual Meeting of Shareholders of 1st Source Corporation (“1st Source” or “the Company”).
When and where is the Annual Meeting? April 21, 2016, at 10:00 a.m. local time, at the 1st Source Center, 100 North Michigan Street, 4th Floor Boardroom, South Bend, Indiana 46601.
Who may vote at the meeting? Shareholders of record at the close of business on February 17, 2016, will be eligible to vote at the Annual Meeting.
How many shares are outstanding? There were 26,908,059 shares of our common stock outstanding on the record date. The voting securities of 1st Source consist only of Common Stock. Each shareholder is entitled to one vote for each share. Cumulative voting is not authorized.
What is the required vote? A majority of the shares voted at the annual meeting is required for approval of matters to be considered at the Annual Meeting other than ratification of auditors. The ratification of appointment of auditors will be approved if the votes cast in favor of ratification exceed those cast against. The Company knows of no other proposals expected to be presented at the meeting other than the four proposals described above. Additional proposals, if any, would be approved if votes in favor of such proposal exceed those cast against.
How are abstentions and “non-votes” counted? Abstentions on properly executed proxy cards and shares not voted by brokers and other entities holding shares on behalf of beneficial owners (“broker non-votes”) will be counted for determining a quorum at the meeting. However, abstentions and broker non-votes will not affect the voting results on those matters for which the shareholder has abstained or the broker has not voted.
Who is soliciting proxies? This solicitation is being made by the Board of Directors of 1st Source. The cost of solicitation of proxies will be borne by 1st Source.
How will proxies be solicited? In addition to the use of mails, proxies may be solicited through personal interview, electronic media, telephone, and facsimile by directors, officers and regular employees of 1st Source without additional remuneration therefor.
How may I revoke my proxy? Shareholders may revoke their proxies at any time prior to the meeting by giving written notice to John B. Griffith, Secretary, 1st Source Corporation, Post Office Box 1602, South Bend, Indiana 46634, or by voting in person at the meeting.
When were these materials provided? The approximate date for making available this Proxy Statement and the form of proxy to shareholders is March 15, 2016.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
Beneficial owners of more than 5% of the Common Stock outstanding at February 17, 2016:

	Voting Authority			Investment Authority			Total Beneficial Ownership
Name and Address	Sole	Shared	None	Sole	Shared	None	Amount	% of Class

1st Source Bank (1)(2) 100 North Michigan Street South Bend, IN 46601	529,299	5,564,810	4,636,717	529,299	5,564,810	4,636,717	6,094,109	22.65%

Christopher J. Murphy III (2)(3) Carmen Murphy(2)(4) 100 North Michigan Street South Bend, IN 46601	1,642,421	114,904	—	1,642,421	114,904	—	4,946,705	18.38%
	719,517	114,904	—	719,517	2,584,767		4,946,705	18.38%

O.C. Carmichael III (2)(5) 3212 W End Avenue Suite 500 Nashville, TN 37203	63,372	—	—	63,372	1,448,118	—	1,511,490	5.62%

Stanley C. Carmichael (2)(6) 1510 71st St. Fennville, MI 49408	9,125	—	—	9,125	755,003	—	764,128	2.84%

Ernestine C. Nickle (2)(6) 560 Sea Oak Drive Vero Beach, FL 32963	212,881	—	—	212,881	891,826	—	1,104,707	4.11%

Dimensional Fund Advisors LP (7) Palisades West, Building One, 6300 Bee Cave Road Austin, TX 78746	2,165,541	—	—	2,228,314	—	—	2,228,314	8.28%

(1)1st Source Bank (“1st Source Bank” or “the Bank”), 1st Source’s subsidiary bank, owns no securities for its own account. These shares are registered in 1st Source Bank’s name or its nominee as fiduciary or agent. The amounts shown as “Shared” in the above table include 5,564,810 shares held in trusts (referred to herein as the “Morris Trusts”) for the benefit of Ernestine M. Raclin, her children, her grandchildren, her great-grand children and their spouses, of which 1st Source Bank is the trustee, as further described in Note 2 below. Ms. Raclin is the retired Chairman of the Board of 1st Source, the mother of Carmen C. Murphy and the mother-in-law of Christopher J. Murphy III, Ms. Murphy’s husband.
The amounts shown as “None” in the above table include 2,297,034 shares held by 1st Source Bank as trustee in various trusts or held by 1st Source Bank as agent for shares held by other entities which are included in the totals of Mr. Murphy and Ms. Murphy as described further in Notes 3 and 4 below. 1st Source Bank has no voting or dispositive power over such shares and accordingly disclaims beneficial ownership. These amounts also include 1,379,869 shares held by participants in the 1st Source Corporation Employee Stock Ownership and Profit Sharing Trust for which the Bank has no voting or investment authority except to the extent imputed by ERISA. These amounts also include 959,814 shares held by 1st Source Bank as trustee in various trusts or held by 1st Source Bank as agent for shares held by other entities. 1st Source Bank has no voting or dispositive power over such shares and accordingly disclaims beneficial ownership.
(2)1st Source Bank is the trustee of all the Morris Trusts (described in Note 1) with voting power and shared power of disposition over shares in the trusts. Ms. Carmen Murphy, Mr. O.C. Carmichael III, Ms. Ernestine C. Nickle and Mr. Stanley Clark Carmichael (each a “family designated representative”) serve as representatives to certain trusts for the benefit of their respective family lines. The shares in each group of respective trusts over which each family designated representative shares dispositive power are as follows:

Ms. Murphy	2,469,863
Mr. O.C. Carmichael III	1,448,118
Ms. Nickle	891,826
Mr. S.C. Carmichael	755,003
Total	5,564,810
The terms of the respective trusts allow the respective family designated representative, as applicable, to direct the trustee to (or appoint a special trustee to) diversify the 1st Source Corporation common stock holdings in the Morris Trusts. The family designated representatives may also (i) direct the trustee to engage an independent proxy service to provide voting recommendations to the trustee, in which case the trustee has agreed to vote the 1st Source Corporation common stock held by the applicable trusts in accordance with the recommendations of such independent proxy service, unless to do so would be contrary to applicable Securities and Exchange Commission (“SEC”) legal and regulatory guidelines and requirements or violate the trustee’s fiduciary obligations, or, (ii) appoint a special trustee, which special trustee would have the power to vote the 1st Source Corporation common stock held by the applicable Morris Trusts. The inclusion of the shares held in the Morris Trusts does not constitute an admission of beneficial ownership by the designated family line representatives for purposes of Section 13(d) or Section 13(g) of the Exchange Act, or for any other purpose.
(3)Mr. Murphy has sole voting and dispositive power over (i) 521,241 shares held in a revocable trust; (ii) 6,352 shares held by Mr. Murphy in an IRA; (iii) 125,893 shares held in a corporation for which Mr. Murphy serves as president; (iv) 51,279 shares held by Mr. Murphy in the Company’s 401(k) Plan; (v) 2,636 shares of performance-based restricted stock that were earned by Mr. Murphy and vested on February 25, 2016 based on the Company’s performance for 2015; and (vi) 935,020 shares held in three limited partnerships for which Mr. Murphy serves as the general partner. Mr. Murphy’s and Carmen C. Murphy also share voting and dispositive power over 114,904 shares held in a family foundation. In addition to the shares set forth in the above table, 719,517 shares for which Ms. Murphy has sole voting and dispositive power and 2,469,863 shares held in the Morris Trusts as to which Ms. Murphy shares dispositive power as described above may be attributed to Mr. Murphy as her spouse. Mr. Murphy disclaims beneficial ownership of such shares, and the inclusion of such shares does not constitute an admission of beneficial ownership by Mr. Murphy for purposes of Section 13(d) or Section 13(g) of the Exchange Act, or for any other purpose.
(4)Ms. Murphy has sole voting and dispositive power over (i) 134,917 shares held in a revocable trust; and (ii) 584,600 shares held in a limited liability company for which Ms. Murphy serves as the president and voting member. Ms. Murphy also shares dispositive power over 2,469,863 shares held in the Morris Trusts and Christopher J. Murphy III and Ms. Murphy share voting and dispositive power over 114,904 shares held in a family foundation. In addition to the shares set forth in the above table, 1,642,421 shares for which Mr. Murphy has sole voting and dispositive power may be attributed to Ms. Murphy as his spouse. Ms. Murphy disclaims beneficial ownership of such shares, and the inclusion of such shares does not constitute an admission of beneficial ownership by Ms. Murphy for purposes of Section 13(d) or Section 13(g) of the Exchange Act, or for any other purpose.
(5)As reported in Form 13G filed February 29, 2016.
(6)Information for Ernestine C. Nickle, Andrew Nickle, and Stanley C. Carmichael is as reported in their group Form 13G filed January 27, 2016. Shares reported as owned by Ms. Nickle include 6,575 shares held directly by Andrew Nickle, Ms. Nickle’s spouse.
(7)As reported in Form 13G filed February 9, 2016, Dimensional Fund Advisors LP, in its role as investment advisor for various clients, had sole dispositive and/or voting power of the shares.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment. No director, nominee for election as director, or executive officer of 1st Source has any special interest in any matter to be voted upon other than election to the Board of Directors, except that our executive officers named herein may be deemed to have a substantial interest in the approval by shareholders of the amended 1982 Executive Incentive Plan and the Strategic Deployment Incentive Plan by virtue of having received or being eligible to receive awards under such plans. Directors have indicated that they intend to vote for all directors as listed in Proposal Number 1 and for Proposals 2, 3 and 4.
PROPOSAL NUMBER 1: ELECTION OF DIRECTORS
The Board of Directors is divided into three (3) groups of directors whose terms expire at different times. At the 2016 Annual Meeting, three directors are to be elected for terms expiring in 2019 or until the qualification and election of a successor. Director nominees will be elected upon receiving a majority of the votes cast in the election of directors. Shares not voted by brokers are not considered “votes cast”.
The following information is submitted for each nominee as well as each director and each non-director executive officer continuing in office.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH NOMINEE.
All directors have demonstrated the ability and willingness to participate in and contribute to the Board and its committee activities. Each is actively involved in civic, community and business affairs. Such involvement is noted below with a representative sample of the boards or organizations with which they are involved.

DIRECTOR NOMINEES				Beneficial Ownership of Equity Securities(2)
Name	Age	Principal Occupation(1)	Year in Which Directorship Assumed	Common Stock	% of Class

Terms Expiring in April, 2016 (April, 2019 if reelected)

Daniel B. Fitzpatrick	58	Chairman and Chief Executive Officer, Quality Dining, Inc. (quick service and casual dining restaurant operator)	1995	37,139	«

●
34 years of business experience as the founder, Chairman and Chief Executive Officer of Quality Dining, Inc. As head of a locally headquartered, multi-concept restaurant company with operations located in seven states, Mr. Fitzpatrick contributes long-term perspective, current knowledge, and extensive contacts in communities in which the Company does business.

●	Expertise in the restaurant industry and general knowledge of food services retailing.

●	Qualifies as an audit committee financial expert under SEC guidelines.

●	Serves as Past Chairman of the Holy Cross College Board of Trustees and board member for Women’s Care Center Foundation. Mr. Fitzpatrick has served with nearly two dozen other community organizations.

●	B.A. in Business Administration from the University of Toledo.

Najeeb A. Khan	62	Chairman and Chief Executive Officer, Interlogic Outsourcing, Inc. and affiliated companies (payroll processing, tax filing and human resources administration services)	2011	9,103	«

●
33 years of business experience as the founder, Chairman and Chief Executive Officer of Interlogic Outsourcing, Inc., as former Chairman and Chief Executive Officer of CNA Unisource, Inc. and as former Vice President of Commercial Services for Midwest Commerce Data Corporation, a wholly owned subsidiary of NBD Midwest Commerce Bank. As head of a locally owned business currently operating in 48 states, Mr. Khan contributes current knowledge and extensive contacts in several communities where many manufacturing and retail customers are located.

●	Expertise in technology, payroll, human resources, outsourcing services and entrepreneurial activities.

●	Qualifies as an audit committee financial expert under SEC guidelines.

●	Formerly served as a member of the Investment Committee of the Community Foundation of St. Joseph County and member of the Finance Committees for WNIT Public Television and Holy Cross College.

●	B.S. in Mathematics/Computer Science from Grand Valley State University.

Beneficial Ownership of Equity Securities(2)
Name	Age	Principal Occupation(1)	Year in Which Directorship Assumed	Common Stock	% of Class

Christopher J. Murphy IV(3)	46	Owner and Chief Executive Officer, Catharsis Productions, LLC (training programs)	2011	119,432	«

●	16 years of business experience as co-founder, owner and Chief Executive Officer (previously Executive Director) of Catharsis Productions.

●	Contributes general business knowledge and entrepreneurial, government contracting and creative marketing and development expertise.

●	Serves as co-chairperson on MEN (Men Endorsing Non-Violence) Illinois state subcommittee, consultant to Lambda Chi Alpha fraternity and volunteer with West Suburban Montessori School.

●	B.A. in Liberal Studies, Communications and Theatre and an M.B.A. from the University of Notre Dame.

OTHER INCUMBENT DIRECTORS

Terms Expiring in April, 2017

Vinod M. Khilnani	63	Retired (2013) Executive Chairman of the Board, CTS Corporation (electronics components and accessories); prior thereto, Chairman and Chief Executive Officer and President and Chief Executive Officer, CTS Corporation; Director and Chairman of the Compensation Committee, Materion Corporation; Director and member of the Audit Committee, Esco Technologies, Inc. and Director, Chairman of the Nominating and Corporate Governance Committees and member of the Audit Committee, Gibraltar Industries, Inc.	2013	6,689	«

●
36 years of business experience, including 12 years as Executive Chairman, Chairman, President, Chief Executive Officer and Chief Financial Officer of CTS Corporation as well as 18 years in various senior executive finance and global leadership positions with Cummins, Inc.

●	Expertise in global operations as well as extensive skills in finance, accounting, mergers and acquisitions, international business and manufacturing, corporate strategy and corporate governance.

●	Qualifies as an audit committee financial expert under SEC guidelines.

●	Certified Public Accountant (inactive) and Certified Management Accountant.

●	B.A. in Business Administration from Delhi University and an M.B.A. in Finance from the University of New York at Albany.

Rex Martin	64	Chairman and Chief Executive Officer, NIBCO, Inc. (copper and plastic plumbing parts manufacturer)	1996	9,344	«

●
40 years of business experience with NIBCO, Inc. a family-owned business, including 30 years as Chairman and Chief Executive Officer. As head of Elkhart, Indiana-based NIBCO, Inc., Mr. Martin contributes long-term perspective, current knowledge, and extensive contacts in a community where the Company does business.

●	Expertise in the copper and plastic plumbing parts manufacturing industry and general knowledge of sales, marketing, finance and technology.

●	Qualifies as an audit committee financial expert under SEC guidelines.

●	Serves as Lead Director.

●	Serves as Founder and Director of the Rex and Alice A. Martin Foundation. Mr. Martin also is a board member of the Park Foundation of Elkhart, Indiana.

●	B.A. in English from Indiana University and an M.B.A. from the Massachusetts Institute of Technology.

Beneficial Ownership of Equity Securities(2)
Name	Age	Principal Occupation(1)	Year in Which Directorship Assumed	Common Stock	% of Class

Christopher J. Murphy III(5)(6)	69	Chairman of the Board and Chief Executive Officer, 1st Source and 1st Source Bank	1972	4,946,705	18.38%

●
Over 43 years of banking and business experience, including serving as a Director and/or President and Chief Executive Officer of both 1st Source Corporation or 1st Source Bank for 43 years. Mr. Murphy contributes long-term perspective, current knowledge, and extensive contacts in all communities in which the Company does business. Prior to 1st Source, Mr. Murphy worked at Citibank, and while in college, for the Office of the Comptroller of the Currency.

●	Extensive knowledge of 1st Source and 1st Source Bank and general knowledge in the finance/banking industry, investments, insurance and venture capital.

●	Serves as a director of Data Realty, LLC, representing 1st Source’s investment in this provider of managed data center, data analysis and other technology related services.

●
Serves on numerous boards including those of the Medical Education Foundation (serves as the citizen’s advisory board of Indiana University Medical School at Notre Dame), the Indiana State Chamber of Commerce, the Indiana Commission for Higher Education, the Corporate Partnership for Economic Growth, Beacon Health Ventures and Memorial Home Care (part of Beacon Health Ventures, Inc.). Also serves as a member of the Beacon Health System Audit Committee.

●	B.A. in Government from the University of Notre Dame, a J.D. from the University of Virginia Law School and an M.B.A. from the Harvard University School of Business.

Timothy K. Ozark	66	Chairman and Chief Executive Officer, Aim Financial Corporation (mezzanine funding and leasing) and Chairman, CFWF, Inc. (seafood processor and commercial fishing company)	1999	24,201	«

●
36 years of financial experience, including 24 years as founder, Chairman and Chief Executive Officer of Aim Financial Corporation, a mezzanine lender to privately held companies. Mr. Ozark also is President and CEO of TKO Finance Corporation, a lender to financial services and manufacturing companies and Chairman of CFWF, Inc., a seafood processing and fishing company located in California. From 1980 to 1983, Mr. Ozark served as Executive Vice President of Great American Management Services, Inc. a wholly owned subsidiary of American Financial Corporation of Cincinnati, Ohio which specialized in equipment leasing and lending. From 1984 to 1992, Mr. Ozark served as CEO and President of Meridian Leasing Corporation, one of North America’s largest privately held leasing companies with revenues in excess of $500 million.

●	Expertise in mezzanine funding, lending-leasing and general knowledge of finance.

●	Qualifies as an audit committee financial expert under SEC guidelines.

●
Serves as a member of the Visiting Committee to the Division of Biological Sciences and the Pritzker School of Medicine for The University of Chicago and on the Board of Directors for a number of privately held companies.

●	B.S. in Business Administration from the University of Minnesota and an M.B.A. from St. Cloud State University.

Terms Expiring in April, 2018

Allison N. Egidi(4)	34	Director of Development, University of Virginia, College and Graduate School of Arts & Sciences; prior thereto, Major Gifts Officer, University of Virginia, College and Graduate School of Arts & Sciences and Vice President, BMO Capital Markets (financial services)	2011	21,704	«

●	4 years of experience in development activities for the University of Virginia.

●	7 years of experience in securitization in BMO Capital Markets’ U.S. Securitization Group.

●	Expertise in credit analysis and structuring securitization facilities.

●	Serving as a volunteer on the University of Virginia Children’s Hospital Keswick Horse Show Planning Committee.

●	Served as a Development Board member for the Comer Children’s Hospital at the University of Chicago and as a professional Board member for PAWS Chicago.

●	B.A. in Economics and American Politics from the University of Virginia.

Beneficial Ownership of Equity Securities(2)
Name	Age	Principal Occupation(1)	Year in Which Directorship Assumed	Common Stock	% of Class

Craig A. Kapson	65	President, Jordan Automotive Group (automotive dealerships)	2004	35,241	«

●
43 years of business experience with Jordan Automotive Group, a second-generation business that competes nationally and has been locally based for over 65 years, including 35 years as President. Mr. Kapson contributes long-term perspective, current knowledge, and extensive contacts in a community in which the Company does business. Mr. Kapson also brings knowledge and insight into auto and truck pricing, leasing and valuation metrics.

●	Expertise in retail and national fleet automobile sales and general knowledge of retailing and family-owned businesses.

●	Serves as a member of the Ford Direct Dealer Advisory Board.

●	Served as a member of the Ford Motor Company National Dealer Fleet Advisory Council.

●	Served as an executive board member of WNIT Public Television and executive board member of the South Bend Symphony Association.

●	B.A. in Economics from Olivet College.

John T. Phair	66	President, Holladay Properties (real estate development)	2004	19,654	«

●
44 years of business experience, including 37 years in the real estate industry and seven years in the mortgage-banking field. Mr. Phair has been President of Holladay Properties for 18 years. Mr. Phair also is the managing partner of approximately 75 commercial partnerships and 13 joint ventures. As head of a locally based business, Mr. Phair contributes current knowledge and extensive contacts in a community in which the Company does business.

●	Expertise in real estate development as well as general knowledge of the construction, hospitality, finance, and real estate industries.

●	Qualifies as an audit committee financial expert under SEC guidelines.

●
Serves or served on the boards of the Boys & Girls Club of St. Joseph County, Family & Children’s Center, WNIT Public Television, the South Bend Civic Theatre, the Alliance of Indiana (IU Kelley School of Business), Project Future and the Villages of Indiana.

●	B.A. in Political Science from Marquette University.

Mark D. Schwabero	63	Chairman, Chief Executive Officer and Director, Brunswick Corporation (recreation products); prior thereto, President and Chief Operating Officer, Brunswick Corporation and President, Mercury Marine (marine propulsion systems)	2004	8,859	«

●
Nearly 40 years of total experience in the automotive and commercial vehicle/manufacturing industries, the last 30 as a senior executive. For the last 12 years Mr. Schwabero has been with Brunswick Corporation. He became Chairman and Chief Executive Officer in February 2016 after having served as President and Chief Operating Officer of Brunswick Corporation and President of Mercury Marine.

●	Detailed knowledge of these industries as well as manufacturing and general management expertise.

●	Qualifies as an audit committee financial expert under SEC guidelines.

●	Former director of National Exchange Bank & Trust.

●	Serves on the Advisory Committee of The Ohio State University Center for Automotive Research.

●	Past Chairman of the National Marine Manufacturers Association.

●	B.S. and M.S. in Industrial and Systems Engineering from The Ohio State University.

			Beneficial Ownership of Equity Securities(2)
Name	Age	Principal Occupation(1)	Common Stock	% of Class

Executive Officers of the Company (Non-Directors)

Jeffrey L. Buhr(6)	56	Executive Vice President and Chief Credit Officer, 1st Source Bank (since 2014); prior thereto, Senior Vice President and Chief Credit Officer, 1st Source Bank	52,831	«

John B. Griffith(6)	58	Executive Vice President, Chief Administration Officer, Secretary and General Counsel, 1st Source Corporation and 1st Source Bank (since 2011); prior thereto, Senior Vice President, General Counsel and Secretary, 1st Source Corporation and 1st Source Bank	50,521	«

James R. Seitz(6)	63	President, 1st Source Corporation and 1st Source Bank (since 2014); prior thereto, Executive Vice President, 1st Source Corporation and President, 1st Source Bank and Executive Vice President and Senior Vice President, 1st Source Bank	63,846	«

Andrea G. Short(6)	53	Executive Vice President, Treasurer and Chief Financial Officer, 1st Source Corporation and 1st Source Bank (since 2013); prior thereto, Senior Vice President and Controller and Vice President and Controller, 1st Source Bank	38,465	«

Steven J. Wessell(6)	66	Executive Vice President and head of Personal Asset Management Group, 1st Source Insurance, and Private Banking, 1st Source Bank (since 2011); prior thereto, Senior Vice President, 1st Source Bank	77,497	«

All Directors and Executive Officers as a Group (16 persons)			5,521,231	20.52%
« Represents holdings of less than 1%.
(1)The principal occupation represents the employment for the last five years for each of the named directors and executive officers. Directorships presently held or held within the last five years in other corporations with publicly registered securities are also disclosed.

(2)Based on information furnished by the directors and executive officers as of February 17, 2016.
(3)Mr. Murphy IV is Mr. Murphy’s son.
(4)Ms. Egidi is the niece of Mr. Murphy and his wife.
(5)See footnotes (1), (2), and (3) to the Voting Securities and Principal Holders Thereof table above.
(6)Ownership adjusted for forfeited shares of unvested restricted Common Stock reported in Form 4 filings on February 29, 2016.
TRANSACTIONS WITH RELATED PERSONS
The Audit Committee of 1st Source’s Board of Directors is responsible, under the terms of that Committee’s charter, for reviewing and disclosure of related party transactions that are material to 1st Source’s consolidated financial statements or otherwise require disclosure under Item 404 of SEC Regulation S-K.
Banking Transactions — Directors and officers of 1st Source and their affiliates were customers of, and had transactions with, 1st Source and its subsidiaries in the ordinary course of business during 2015. Such transactions were in compliance with applicable federal and state laws and regulations. Additional transactions are expected to take place in the ordinary course of business in the future. All outstanding loans and commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company and did not involve more than the normal risk of collectability, or present other features unfavorable to the Company. Credit underwriting procedures followed were no less stringent than those for comparable transactions with borrowers not related to the Company.
1st Source’s Loan Policy requires prior approval by a majority of the Board of Directors of any extension of credit to an executive officer, director, principal shareholder or persons related to any of the foregoing if aggregate extensions of credit to such executive officer, director, principal shareholder or other person exceeds $500,000. The aggregate of loans to an executive officer may not exceed $100,000 excluding loans 1) to finance the education of the executive officer’s children, 2) to purchase, construct, maintain or improve a residence owned by the executive officer and secured by a first lien, or 3) secured by a perfected security interest in bonds, notes, certificates of indebtedness or other obligations fully guaranteed by the United States, cash or a cash-equivalent. Loans to executive officers are 1) reported to the 1st Source Board at its next regularly scheduled meeting, 2) preceded by the submission of a current personal financial statement, and 3) made subject to the condition that the loan will become due if the executive officer becomes indebted to any other financial institution or financial institutions in an aggregate amount greater than $100,000 (excluding the types of loans noted in 1), 2) and 3) in the preceding sentence). Finally, within 10 days of the date that the aggregate indebtedness to other financial institutions exceeds $100,000 (again excluding the types of loans noted in 1), 2) and 3) above), an executive officer must make a written report to the Board disclosing same.
Other Transactions — The Company has previously reported its investment in Data Realty, LLC and investments by 1st Source Bank in Data Realty Northern Indiana, LLC (DRNI). DRNI is a managed data center, network interconnection cooperative servicing business, and data hosting and analysis service in 1st Source Bank’s headquarters region. 1st Source Bank is a customer of DRNI and the Bank’s primary operating system hardware is located in the data center owned and operated by DRNI. In 2015, 1st Source Bank paid an aggregate of $202,774 for services provided by DRNI.

Data Realty, LLC is the managing partner of DRNI. Director Khan has an interest in Data Realty, LLC as previously reported in the “Transactions with Related Persons” section of the Company’s 2013, 2014 and 2015 proxy statements. Mr. Murphy is a Director of Data Realty, LLC representing 1st Source’s interests.
BOARD COMMITTEES AND OTHER CORPORATE GOVERNANCE MATTERS
In January 2004, the Board of Directors adopted and has since periodically updated the 1st Source Corporate Governance Guidelines. The Corporate Governance Guidelines are designed to ensure and document the Company’s high standards for corporate governance. The Corporate Governance Guidelines are in accordance with the listing rules of the NASDAQ Stock Market and rules of the SEC. The Corporate Governance Guidelines are available on the Company’s website at www.1stsource.com.
Director Independence — The Board assesses each director’s independence in accordance with the Corporate Governance Guidelines. The Corporate Governance Guidelines define an independent director as one who has no relationship to the Company that would interfere with the exercise of independent judgment in carrying out responsibilities as a director of the Company and who is otherwise “independent” under the listing rules of the NASDAQ Stock Market. The Board has determined, after careful review, that the following eight of the eleven current members of the Board are independent directors: Mr. Fitzpatrick, Mr. Kapson, Mr. Khan, Mr. Khilnani, Mr. Martin, Mr. Ozark, Mr. Phair and Mr. Schwabero.
Board Committees — 1st Source and 1st Source Bank share the following permanent committees made up of board members of both organizations. Executive, Governance and Nominating, Audit, and Executive Compensation and Human Resources Committee members are appointed annually after the Annual Meeting of Shareholders.

Committee	Members		Functions	2015 Meetings

Executive(2)	Christopher J. Murphy III	●	Act for the Board of Directors between meetings subject to certain statutory	4
	Daniel B. Fitzpatrick		limitations.
	Vinod M. Khilnani	●	Give guidance to management regarding actions taken as part of its strategic
	Rex Martin		operating or budget plans.
	Timothy K. Ozark(1)	●	Provide guidance on acquisitions, divestures or other transactions that need to
	Mark D. Schwabero		be negotiated in private and may ultimately require review and approval by the full Board.

Governance and	Rex Martin(1)	●	Serve as senior committee with oversight responsibility for effective governance	4
Nominating(2)(3)	Daniel B. Fitzpatrick		of the Company.
	Vinod M. Khilnani	●	Identify and monitor the appropriate structure of the Board.
	Timothy K. Ozark	●	Select Board members for committee assignments.
	Mark D. Schwabero	●	Identify, evaluate, recruit and select qualified candidates for election, re-election or appointment to the Board.
		●	See also “Governance and Nominating Committee Information” below.

Audit(2)(3)	Vinod M. Khilnani(1)	●	Select the Company’s independent registered public accounting firm.	7
	Daniel B. Fitzpatrick	●	Review the scope and results of the audits by the internal audit staff and the
	Najeeb A. Khan		independent registered public accounting firm.
	Timothy K. Ozark	●	Review the adequacy of the accounting and financial controls and the risk
	John T. Phair		management process and present the results to the Board of Directors with
	Mark D. Schwabero		respect to accounting practices and internal procedures.
		●	Make recommendations for improvements in internal procedures.
		●	Review and oversight of the Company’s legal and compliance risks, including adherence to ethical standards and bank regulatory requirements as well as other operational risk areas.
		●	See also “Report of the Audit Committee” below.

Executive Compensation and	Mark D. Schwabero(1)	●	Determine compensation for senior management personnel, review	4
Human Resources(2)(3)	Daniel B. Fitzpatrick		performance of the Chief Executive Officer and oversee the Company’s stock
	Vinod M. Khilnani		plans.
	Rex Martin	●	Establish wage and benefit policies for the Company and its subsidiaries.
	Timothy K. Ozark	●	Review human resources guidelines, policies and procedures.
		●	See also the “Executive Compensation and Human Resources Committee
Report” below.
(1) Committee chairman
(2) The charter of the committee is available at www.1stsource.com.
(3) The Committee is comprised entirely of independent directors.

Board Leadership Structure — Under 1st Source’s Corporate Governance Guidelines, the Governance and Nominating Committee is responsible for reviewing and making recommendations to the Board regarding the Board’s leadership structure, including whether one individual should serve as Chairman of the Board and Chief Executive Officer and whether the Board should have a Lead Director. The Governance and Nominating Committee reviews the structure of the Board on at least an annual basis and monitors and makes recommendations to the Board on an ongoing basis on other matters concerning Board policies and corporate governance. Additionally, the Executive Compensation and Human Resources Committee of the Board reviews the performance of the Chief Executive Officer on an annual basis. The Board believes it is in the best interest of 1st Source to have Mr. Murphy serve as Chairman of the Board and Chief Executive Officer. The reasons for this include:

•	Mr. Murphy’s past performance in both roles and his continuing ability to serve in both;

•	The need for decisive leadership and clear accountability in facing 1st Source’s challenges and opportunities;

•	Mr. Murphy’s extensive specialized knowledge regarding those challenges and opportunities as well as his large ownership position;

•	The composition of the Board includes a majority of independent directors, providing an appropriate amount of independent board oversight; and

•	The Board has an independent Lead Director.
The incumbent chairman of the Governance and Nominating Committee, Mr. Martin, presently serves as the Lead Director under the Corporate Governance Guidelines. The Lead Director will normally chair any meetings of the Board at which the Chairman or Vice Chairman of the Board is not present or from which, for whatever reason, each has recused himself. The Lead Director has the power to call meetings of the Board of Directors and to set agendas for meetings. The Lead Director also chairs the executive sessions of the independent directors, which occurred 4 times in 2015.
Board Role in Risk Oversight — The Board exercises oversight of the risk management of 1st Source through the functions of its committees as described above. Additionally, Board members exercise oversight responsibilities by serving on the Loan and Funds Management Committee and/or the Trust and Investment Committee of 1st Source Bank.
The Loan and Funds Management Committee generally oversees credit, interest rate and liquidity risks. Its responsibilities include:

•	Establishing the credit policy for the Bank;

•	Reviewing Bank lending activities, including approvals of loans to new or existing customers of total commitments in excess of stated amounts;

•	Conducting quarterly reviews of the adequacy of the allowance for loan and lease losses and loan concentrations as compared to established limits; and

•
Reviewing the Bank’s Funds Management Division in its investment activities, relationships with securities dealers, relationships with other depository institutions, administration of 1st Source’s asset/liability management and liquidity functions and other activities.

The Trust and Investment Committee generally oversees fiduciary risks associated with 1st Source Bank’s trust and investment services. Its responsibilities include:

•	Exercising general supervision over the fiduciary activities of the Personal Asset Management Group and the Retirement Plan Services Division;

•	Assigning the administration of those fiduciary powers to such officers, employees and committees as the Committee deems appropriate;

•	Directing and reviewing the actions of all individuals or committees used by the Bank in the exercise of the fiduciary powers and services offered to clients;

•	Implementing and periodically evaluating appropriate policies, practices and controls to promote high quality fiduciary administration; and

•	Overseeing appropriate policies and procedures to ensure the Bank makes appropriate investments.
Finally, the Board receives quarterly reports from the Strategic Deployment Committee, an executive-level management committee chaired by Mr. Murphy that, among other things, oversees and evaluates risks, controls and the risk management processes for 1st Source and 1st Source Bank.
Meetings of the Board of Directors and Directors’ Compensation — The Board of Directors held 6 meetings in 2015. No incumbent directors attended fewer than 75% of the aggregate total meetings of the Board of Directors and all committees of the Board of 1st Source on which he or she served.
Directors receive fees in the amount of $25,000 per year, plus $1,500 per Board meeting and $1,250 per committee meeting attended ($1,750 per Audit Committee meeting attended). Committee chairpersons also receive annual retainers as follows: Audit Committee $10,000, Executive Committee $3,000, Governance & Nominating Committee $10,000, and Executive Compensation & Human Resources Committee $6,000. Total fees paid in 2015 were $743,750.
Annual Meeting Attendance — Per the Company’s Corporate Governance Guidelines, directors are expected to attend the Annual Meeting of Shareholders. The Chairman of the Board presides at the Annual Meeting, and the Board of Directors holds one of its regular meetings in conjunction with the Annual Meeting of Shareholders. All members of the Board at the time of the Company’s 2015 Annual Meeting of Shareholders attended that meeting.
Code of Ethical Conduct — The Board of Directors has adopted a Code of Ethical Conduct for Financial Managers, which is available on the Company’s website at www.1stsource.com. The Code of Ethical Conduct for Financial Managers constitutes a code of ethics as defined in Section 406(c) of the Sarbanes-Oxley Act of 2002 and applies to the Chief Executive Officer, Chief Financial Officer, Controller and other individuals performing similar accounting or financial reporting functions for the Company.
Shareholder Communications — Communications to the Board of Directors from shareholders are welcomed. All written communications may be submitted through the Company’s web site at www.1stsource.com, by e-mail at shareholder@1stsource.com, or by U.S. mail at 1st Source Corporation, 100 North Michigan Street, South Bend, Indiana, 46601, Attn: Chairman, Governance and Nominating Committee, or Attn: Corporate Secretary. The recipient of any such communication shall share it with the Chairman of the Governance and Nominating Committee who shall either (i) relay it to the full Board or an appropriate committee chairperson, or (ii) where he feels that the communication is not appropriate to relay to the Board, provide a copy of the communication and an indication of his proposed disposition to the General Counsel, or another independent director, either of whom may forward the communication to any other directors if he or she deems it prudent or appropriate to do so. The Chairman of the Governance and Nominating Committee shall forward all recommendations for Board nominees submitted by shareholders to the members of the Committee.

GOVERNANCE AND NOMINATING COMMITTEE INFORMATION
The Board of Directors formed an independent Governance and Nominating Committee in January 2004. The charter of the Governance and Nominating Committee was amended in October 2014 to reflect its additional governance responsibilities and is available at www.1stsource.com. See also the description of the Committee under “Board Committees and Other Governance Matters” above. All members of the Governance and Nominating Committee (see “Board Committees” above) comply with the independence requirements of the NASDAQ Stock Market listing rules. One of the purposes of the Governance and Nominating Committee is to identify, evaluate, recruit and select qualified candidates for election, re-election or appointment to the Board. The Governance and Nominating Committee may use multiple sources for identifying and evaluating nominees for directors, including referrals from current directors and executive officers and recommendations by shareholders. Candidates recommended by shareholders will be evaluated in the same manner as candidates identified by any other source except that the Governance and Nominating Committee also may consider the number of shares held and the length of time the shareholder-recommended candidate has invested in the Company. In order to give the Governance and Nominating Committee adequate time to evaluate recommended director candidates, shareholder recommendations should be submitted in writing at least 120 days prior to the next Annual Meeting to be held on or before April 27, 2017. Nominations should be addressed to the attention of the Chairman, Governance and Nominating Committee, c/o 1st Source Corporation.
The Governance and Nominating Committee will select new or incumbent nominees or recommend to the Board replacement nominees considering the following criteria:

•	Whether the nominee is under the age of 72;

•	Qualifications, including judgment, skill, capability, conflicts of interest, business experience and technical/professional/educational background;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Whether the nominee currently lives in one of the Company’s markets;

•	Current knowledge and contacts in the communities or industries in which the Company does business;

•	Current knowledge in one or more of the Company’s lines of business;

•	Ability and willingness to commit adequate time, or in the case of incumbent directors, past participation and contribution, to Board and committee matters;

•	Whether the nominee’s knowledge and experience is complementary to, or duplicative of, that of the other members of the Board;

•	If applicable, whether the nominee would be deemed “independent” under listing rules of the NASDAQ Stock Market and SEC rules;

•	Whether the nominee is qualified and likely to remain qualified to serve under the Company’s By-laws and Corporate Governance Guidelines;

•	Diversity of viewpoints, background, experience and other demographics; and

•	Such other factors the Committee deems relevant.
The Governance and Nominating Committee assesses its own performance, including its effectiveness in achieving a diverse Board, and reviews its charter and recommends any proposed changes every other year coincident with the bi-annual self-assessment of the full Board.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees 1st Source’s financial reporting process on behalf of the Board of Directors, retains and oversees the Company’s independent registered public accounting firm, approves all audit and non-audit services provided by the independent registered public accounting firm and oversees the Company’s compliance with ethics policies and the Company’s management of legal, regulatory and other operational risks. The Board of Directors has adopted a charter for the Audit Committee to set forth its authority and responsibilities. All of the members of the Committee are independent as defined in the listing rules of the NASDAQ Stock Market and SEC rules. The Board has determined that Daniel B. Fitzpatrick, Najeeb A. Khan, Vinod M. Khilnani, Timothy K. Ozark, John T. Phair and Mark D. Schwabero qualify as audit committee financial experts, as defined in the rules of the SEC.
The Committee reviewed the audited financial statements in the Annual Report with management. The Committee also reviewed the financial statements with 1st Source’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Committee also considered, with the independent registered public accounting firm, the firm’s judgments as to the quality, not just the acceptability, of 1st Source’s accounting principles and such other matters as are required to be discussed with the Committee under PCAOB Auditing Standard No. 16, “Communication with Audit Committees.” In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and 1st Source, including the matters in the written disclosures required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”, and considered the compatibility of non-audit services provided by the independent registered public accounting firm to 1st Source with the firm’s independence.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.
Audit Committee
Vinod M. Khilnani, Chairman
Daniel B. Fitzpatrick
Najeeb A. Khan
Timothy K. Ozark
John T. Phair
Mark D. Schwabero

COMPENSATION DISCUSSION & ANALYSIS
Compensation Oversight
The Executive Compensation and Human Resources Committee of the Board of Directors, comprised entirely of independent directors, administers the Company’s executive compensation program. The responsibilities of the Executive Compensation and Human Resources Committee are described in its charter and include:

•	Determine compensation for Named Executive Officers (the executives required by SEC rules to be named in this proxy statement, or “NEOs”) and approve it for other senior management personnel;

•	Review performance of the Chief Executive Officer;

•	Establish wage and benefit policies for the Company;

•	Review general human resources guidelines, policies and procedures;

•	Oversee the Company’s stock and benefit plans;

•	Review incentive plans and attest that they do not encourage inappropriate risk taking; and

•	Conduct annual self-assessment.
The Executive Compensation and Human Resources Committee determines the compensation for NEOs and reviews and either adjusts or approves it for other senior management personnel after reviewing the Company’s performance against its annual operating plan and its intermediate and long-term tactical and strategic plans. The Committee also reviews market data and peer and industry information and considers the recommendations of the Chief Executive Officer with regard to cash and stock incentives under the Company’s Executive Incentive Plan and the other incentive plans for officers in the Company as described below.
The Committee also periodically engages outside consultants to review the Company’s compensation programs and underlying data to ensure they are competitive and reflect market realities, and to provide advice with regards to determining compensation for NEOs and other senior management personnel. The Committee engaged Blanchard Consulting Group in December 2015 for this purpose. It did so after considering the independence factors for compensation consultants outlined in the NASDAQ Listing Rules and determining that Blanchard was independent. The Committee’s engagement of Blanchard is described further below.
Compensation Philosophy and Program
The Company’s compensation philosophy rests on the core principle that its executive officers and key employees are all in partnership with each other and with the Company’s shareholders to achieve success over the long-term. Guided by this core principle, the Company’s compensation program can be summarized as follows:

•
The Company succeeds best over the long-term when the executive officers and key employees are motivated to work together in this partnership as long-term owners themselves. The Company’s compensation program is designed to compensate executive officers and key employees fairly and continuously reinforce a partnership of long-term owners.

•
The program is designed to encourage consistent high-level performance with particular emphasis on building long-term customer relationships. The Company believes that a strategic focus on building deep, long-term customer relationships is the foundation for strong, sustainable, long-term performance. Increasing such relationships over the long-term optimizes shareholder value through growth of high quality net revenues.

•	The program is based on pay-for-performance with performance evaluated relative to both internal business plans, and tactical and strategic objectives and to the results of the Company’s peer groups.

•	The program provides competitive compensation opportunities that are consistent with practices of our peers with adjustments made for individual variance in skill and contribution.

•	The program is designed to encourage a measured approach to growth that includes necessary attention to understanding and managing the risks of the business.

•	The program rewards growth of customer relationships and sound risk management through compensation that is balanced between base salaries and performance-based incentive compensation.

•
The program’s incentive compensation is also balanced between cash bonuses and equity awards, with both linked to the Company’s overall performance on a short-term, intermediate-term and long-term basis.

The program also promotes long-term share ownership, with all executive officers expected to maintain a significant investment in the Company and meet stock ownership guidelines.
Company Performance
The Committee evaluated the Company’s 2015 performance during early 2016. The Company generally met its quantitative and qualitative objectives for 2015. Highlights included:

•	The Company achieved net income of $57.5 million in 2015. This was a 1.00% decrease from 2014.

•	The Company earned $2.17 per share which was equivalent to 2014.

•	The Company achieved a return on average assets of 1.15% which placed it in the upper third of all of its peer comparisons (see “Performance Compared to Peers” below).

•	The Company grew its average loans outstanding to $3.84 billion, a 5.4% growth over the prior year, and increased its year-end loans outstanding to $3.99 billion, an 8.3% growth over 2014.

•	The Company had net loan loss recoveries at 0.02% of average net loans and leases outstanding.

•	The Company ended the year with an improved nonperforming assets ratio of 0.50% and a reserve for loan and lease losses of 2.21%.

•	The Company exceeded the new minimum Well Capitalized requirements on a fully phased-in basis.

•	The Company opened five new banking centers on time and on budget.

•	Apple Pay®, Pop Money®, and a mobile app for the Company’s Business Banking Online product were implemented in 2015.

•	The MSR Group, a top research firm specializing in customer experience in retail banking, identified the Company as offering the best customer experience among banks in the Midwest.

•	The Company continued development of succession management in a variety of positions.

•	The Company continued 28 years of dividend increases.
To understand the Company’s performance in relative terms the Committee reviews it compared to a number of other peer groups variously reflecting the Company’s geographic markets, its business line focus, and its size and complexity. These include:

In-Market Peers	Location	Midwest Peers	Location	National C&I Peers	Location
1st Source Corporation*	South Bend, IN	1st Source Corporation*	South Bend, IN	1st Source Corporation*	South Bend, IN
Chemical Financial Corporation*	Midland, MI	BancFirst Corporation*	Oklahoma City, OK	Amarillo National Bancorp, Inc	Amarillo, TX
Crystal Valley Financial Corporation*	Middlebury, IN	Chemical Financial Corporation*	Midland, MI	American Chartered Bancorp, Inc	Schaumburg, IL
First Bancshares, Inc	Whiting, IN	Community Trust Bancorp, Inc*	Pikeville, KY	CNB Financial Corporation*	Clearfield, PA
Horizon Bancorp*	Michigan City, IN	Enterprise Financial Group*	Clayton, MO	Cullen/Frost Bankers, Inc*	San Antonio, TX
Independent Alliance Banks, Inc*	Fort Wayne, IN	F.N.B. Corporation*	Hermitage, PA	Discount Bancorp, Inc	New York, NY
Lakeland Financial Inc*	Warsaw, IN	First Busey Corporation*	Urbana, IL	First American Bank Corporation	Elk Grove Village, IL
Mutualfirst Financial Inc (MFB)*	Muncie, IN	First Commonwealth Financial Corp*	Indiana, PA	Hancock Holding Company*	Gulfport, MS
Old National Bancorp*	Evansville, IN	First Defiance Financial Corporation*	Defiance, OH	Heartland Financial*	Dubuque, IA
Star Financial Group, Inc	Fort Wayne, IN	First Financial Bancorp*	Cincinnati, OH	MB Financial, Inc*	Chicago, IL
		First Financial Corporation*	Terre Haute, IN	Pinnacle Financial Partners*	Nashville, TN
		First Merchants Corporation*	Muncie, IN	PrivateBancorp*	Chicago, IL
		First Midwest Bancorp, Inc*	Itasca, IL	Servisfirst Bancshares, Inc*	Birmingham, AL
		German American Bancorp, Inc*	Jasper, IN	Sterling Bancorp*	New York, NY
		Intrust Financial Corporation	Wichita, KS	Texas Capital Bancshares, Inc*	Dallas, TX
		Johnson Financial Group, Inc	Racine, WI	UMB Financial Corporation*	Kansas City, MO
		Lakeland Financial Corporation*	Warsaw, IN	Univest Corporation of Pennsylvania*	Souderton, PA
		Mainsource Financial Group, Inc*	Greenburg, IN	Western Alliance Bancorporation*	Phoenix, AZ
		Old National Bancorp*	Evansville, IN	Wintrust Financial Corporation*	Lake Forest, IL
		Park National Corporation*	Newark, OH	W.T.B. Financial Corporation*	Spokane, WA

* Publicly-traded

The Committee compared the Company’s performance for the first three quarters of 2015 to its selected peer groups using ratios including those shown below. The Company continued to show consistent financial performance superior to most peers while maintaining stable credit quality and a strongly reserved position. Peer group amounts shown are the median or average as indicated and the Company’s ranking in the group, with a 1 ranking indicating the best result:

	In-Market Peer Group (10 members) Sept 2015 YTD Median	Midwest Peer Group (20 members) Sept 2015 YTD Median	National Commercial & Industrial Concentration Peer Group (20 members) Sept 2015 YTD Median	National $3 to $10 Billion Assets Peer Group (137 members) Sept 2015 YTD Average(1)	1st Source Sept 2015 YTD	1st Source Dec 2015 YTD

Return on average total assets	0.93% 2	1.05% 5	0.99% 6	0.98% 35	1.16%	1.15%

Return on average common equity	9.03% 4	9.19% 13	9.93% 13	8.70% 68	9.12%	9.05%

Net income growth	10.98% 10	11.60% 18	9.73% 16	13.15% 109	-0.01%	-1.00%

EPS Growth	4.19% 5 of 6	9.52% 16 of 18	5.28% 12 of 16	11.27% 80 of 100	1.25%	0.00%

Net interest margin on a tax-equivalent basis	3.57% 5	3.61% 11	3.49% 9	3.51% 58	3.60%	3.60%

Net charge-offs to average net loans and leases outstanding	0.05% 2	0.11% 4	0.09% 4	0.08% 30	-0.01%	-0.02%

Nonaccrual loans and leases, restructured loans and other real estate to loans and leases and other real estate(2)	1.20% 1	1.18% 4	1.13% 8	1.40% 29	0.71%	0.52%

Reserve for loan and lease losses to net loans and leases outstanding	1.20% 1	1.16% 2	1.07% 3	1.17% 6	2.22%	2.21%

Noninterest income to average assets (3)	1.21% 5	1.25% 10	1.03% 6	0.96% 35	1.28%	1.26%

Noninterest expense to average assets (3)	3.01% 4	2.81% 11	2.52% 13	2.68% 80	2.81%	2.82%

Efficiency ratio (3)	67.1% 3	62.1% 7	61.0% 10	63.5% 46	60.6%	60.9%
(1) As reported in 1st Source’s September 2015 Bank Holding Company Performance Report.
(2) This is a ratio shown on the Bank Holding Company Performance Report selected to facilitate peer comparisons and different from the nonperforming assets ratio mentioned in the bullet points at the beginning of this section.

(3) Noninterest income and expense computed net of operating lease depreciation.

The Committee also compared the Company’s total return over the past five years with the total return of the publicly-traded members of the In-Market, Midwest and National Commercial & Industrial Concentration Peer Groups as well as the group of publicly-traded banking companies in Illinois, Indiana, Michigan, Ohio, and Wisconsin and all NASDAQ traded companies shown in the Annual Report:

225
200
175
150
125
100
75
50
2010
2011
2012
2013
2014
2015
100
100
100
100
129
99
97
85
116
116
112
102
172
163
159
145
189
187
163
154
200
191
171
164
1st Source
NASDAQ Index
Banking companies in Illinois, Indiana, Michigan, Ohio, and Wisconsin
In-Market, Midwest, and National Commercial & Industrial Concentration

*Assumes $100 invested on December 31, 2010 in 1st Source Corporation common stock, NASDAQ market index, banking companies in Illinois, Indiana, Michigan, Ohio, and Wisconsin, and the In-Market, Midwest, and National Commercial & Industrial Concentration peer group.
**The Morningstar Weighted NASDAQ Index Return is calculated using all companies which trade as NASD Capital Markets, NASD Global Markets or NASD Global Select. It includes both domestic and foreign companies. The index is weighted by the then current shares outstanding and assumes dividends reinvested. The return is calculated on a monthly basis.
***The banking companies peer group is a market-capitalization-weighted stock index of 45 banking companies in Illinois, Indiana, Michigan, Ohio, and Wisconsin.
NOTE: Total return assumes reinvestment of dividends.
Compensation Consultant
As noted above, the Committee engaged Blanchard Consulting Group in late 2015 after interviewing a number of compensation consulting firms. The scope of Blanchard’s engagement was to evaluate the Committee’s processes and information, provide advice concerning the competitiveness of the Company’s compensation for NEOs and other members of senior management and recommend improvements in compensation practices. In this regard, Blanchard performed the following:

•
Validated the process and information the Committee uses to evaluate base compensation and short and long term cash and equity incentives of the CEO and CFO as to their competitiveness and appropriateness.

•
Similarly collected and validated comparative data for the next four highest paid officers, including the President and Chief Operating Officer, the Executive Vice President, Chief Administration Officer and General Counsel, the Executive Vice President and head of the Personal Asset Management Group, and the Executive Vice President and Chief Credit Officer.

•	Constructed the following peer comparison groups that in some cases included similar or the same companies that 1st Source traditionally includes in its peer groups:

◦
A regional peer group of 20 banking companies with assets between $2 and $12 billion as of September 30, 2015 and headquartered in Iowa, Illinois, Indiana, Kentucky, Michigan, Missouri, Ohio, or Pennsylvania;

◦	Blanchard’s internal database of publicly traded banking companies with assets between $2 billion and $10 billion as of year-end 2014;

◦
The publicly traded members of the “National Commercial & Industrial Concentration Peer Group” used by the Committee for assessing relative performance of the Company as noted in the tables above under “Company Performance”; and

◦	Summarized data from other published banking and financial industry surveys, some of which currently are being used by 1st Source.

Components of Compensation and 2015 Compensation Decisions
The following table summarizes the components of compensation the Company provides to its NEOs and other senior management personnel:

Compensation Component	Frequency	Criteria	Form(s) of Payment	Restrictions	Term of Holding
Salary	Annual	Qualifications, responsibilities and performance	Cash	None	None

Executive Incentive Plan (EIP)	Annual	Weighted corporate, group, division, unit and individual performance goals	Cash and book value stock	Book value stock subject to forfeiture over a five-year period based on employee remaining with the Company and the Company meeting EPS growth or ROA criteria
Book value stock generally required to be held until retirement. Limited exceptions for up to 50% of stock beginning seven years following lapse of forfeiture period but subject to minimum stock ownership requirements

Long-Term Executive Incentive Plan	Every three years	Weighted corporate financial goals for the third year of the three-year planning period and average of individual annual awards for the three-year planning period	Cash and market value stock	Market value stock subject to forfeiture over a five-year period based on employee remaining with the Company and the Company remaining profitable	Subject to NEO accumulating required minimum stock holdings

Strategic Deployment Incentive Plan(1)	Annual	Company net income and Committee’s determination of success of strategic initiatives embedded in Company’s long-term plans using specific operating and financial metrics	Cash and/or stock as the Committee determines	Market value stock subject to forfeiture over a five-year period based on employee remaining with the Company and the Company remaining profitable	Subject to NEO accumulating required minimum stock holdings

1982 Restricted Stock Award Plan	Discretionary	Discretionary	Market value stock	Market value stock subject to forfeiture over a zero to ten-year period based on employee remaining with the Company and in some cases the attainment of individual, group or Company goals	Subject to NEO accumulating required minimum stock holdings
(1) This plan was previously called the 1998 Performance Compensation Plan. In conjunction with the modifications of the plan being presented for shareholder approval at the annual meeting, the 1998 Performance Compensation Plan has been renamed the “Strategic Deployment Incentive Plan” or “SDIP” and is referred to as such in this Proxy Statement.
Each element of compensation is discussed in more detail below. The Committee reviews the salary and incentive history for each NEO.
Base Salaries

•	Why we pay this component.
Annual base salaries are designed to provide 1st Source executives with a basic level of cash compensation that is competitive in view of their qualifications, responsibilities and performance. Executive salaries are administered under the 1st Source Salary Administration Program applicable to all exempt employees. Through this program, each exempt job is graded under direction of the Human Resources Division and placed in a salary range with a midpoint targeted for the 50th percentile of the market range. Management monitors and re-calibrates the job grades and salary ranges by regularly evaluating market pay for particular positions as openings occur, as jobs change or as managers raise questions about the competitiveness of the pay for certain jobs. In addition, management periodically studies the competitiveness of its salary structure (ranges and job grades) by reference to market and industry information from a variety of sources, including Pearl Mayer, Compdata Surveys/Dolan Technologies Corporation and McLagan. As noted, in late 2015, the Committee sought validation and advice from Blanchard Consulting Group concerning management’s processes and information for base salaries as well as total compensation.

•	How we determine the amount.
For the NEOs, the Executive Compensation and Human Resources Committee annually evaluates base salaries and total compensation by reference to the same sources used for the Company’s Salary Administration Program. It also reviews the public information available on compensation paid to NEOs of peer organizations. The Committee reviews information for the CEO, CFO and, to the extent peer information is available, other NEOs compared to its Midwest peer group (see list above under Company Performance), a nationwide peer group of banking companies with a concentration of commercial and industrial loans (see list above under Company Performance), a nationwide peer group of banking companies with $3 billion to $10 billion in assets, and a nationwide peer group of publicly traded banking companies of all sizes compiled by the American Banker. The Committee uses the peer group data as a point of reference and one of several factors in setting base salaries and other components of compensation for the NEOs. If any component of compensation for the NEOs varies significantly from the median of those in our peer group, then the Committee considers the circumstances (e.g. tenure, experience, historical performance) and whether an adjustment to one or more components of compensation is warranted. In addition to the foregoing, the Committee reviewed the Blanchard data prior to awarding incentive compensation for 2015 under both the Executive Incentive Plan and the Strategic Deployment Incentive Plan. It took into account 1st Source’s performance as compared to the Blanchard peer groups as well as the peer groups traditionally used by 1st Source. The Committee will continue to reference these data sets as it approves base compensation changes in 2016 for the named executive officers.

Increases to base salaries are considered annually. Management evaluates market conditions and proposes a salary performance grid that provides the range of authorized merit increases for each level of performance rating in each quadrant of the applicable salary ranges. The Executive Compensation & Human Resources Committee reviews, adjusts and approves the proposed grid each year. All of the NEOs, including the Chief Executive Officer, are eligible to receive annual salary increases approved under the Salary Administration Program.
An exempt employee’s base salary will increase based on his or her position in the salary range and individual performance rating determined through the annual performance review process. Performance ratings are based on a scale of 1 to 5 with a 3 rating representing performance that meets expectations.
The Committee applies the salary performance grid used for all exempt employees when determining base salary increases for Mr. Murphy and the other NEOs. The Committee evaluates Mr. Murphy’s performance each year looking at, among other factors, the Company’s return on equity, its absolute earnings, and the overall performance of the Company relative to its annual budget plan and long-term strategic plan approved by the Board of Directors. His responsibilities also include representing the Company to its various constituencies, ensuring the Company’s ongoing community engagement, and ensuring the development of a culture of client service, long-term financial performance, teamwork, corporate integrity, and long-term success. Due to the fact that the Company did not grow its net income between 2014 and 2015, Mr. Murphy recommended to the Committee that his salary be held flat for 2016. Based on Mr. Murphy’s 2015 performance and the Company’s performance against its annual profit plan and using the salary performance grid, the Committee would have granted Mr. Murphy a 2.5% increase in base salary but acceded to his request and held his salary flat.
Mr. Murphy evaluates the performance of the other NEOs and makes recommendations for their annual increases to the Committee. The President of the Company, Mr. Seitz, also contributes to the evaluation of the other NEOs besides himself. The progression of increases in base salary for each of the NEOs is shown in the Summary Compensation Table below. Mr. Seitz and Ms. Short received larger increases in 2014 to recognize their promotions and contributions and to bring their salaries closer to the market median.
Annual Incentive Awards Under the Executive Incentive Plan (EIP)

•	Why we pay this component.
The EIP is designed to reward the NEOs and other participants for performance with a long-term emphasis. Annual incentive awards achieve this balance with payments of both cash and stock. The annual cash awards provide participants with immediate recognition of strong, annual performance. The Committee has discretion to approve a matching award equal to the full value of, or a portion of, the value of the cash award to be paid in the form of book value shares or market value shares. The Committee has generally made annual matching awards of 1/2 to 1/3 in book value stock to provide participants with the opportunity to build and increase the value of their ownership of 1st Source during the course of a long career with the Company. The value of this stock only grows if the Company continues to perform. Also, a long-term holding requirement for those shares further establishes alignment between the long-term benefit to the participants and the interests of our shareholders. The Company has chosen book value stock as the primary form of incentive stock because book value is the one value that members of management and sales and service personnel directly affect by their individual and collective actions. Earnings of the Company are either added to the book value per share or paid out as dividends on all outstanding shares (including book value shares whether or not still subject to forfeiture). In this way, book value more closely reflects the real economic value of the Company and is not subject to fluctuations in the stock market that are unrelated to the long-term performance of the Company. Inappropriate risk-taking is discouraged through the five year forfeiture period of book value share awards. Inappropriate risk-taking is further discouraged through restrictions on the sale of book value shares that, with limited exceptions, require recipients to hold the shares until retirement and then sell them back to the Company at the then book value, with the purchase price payable in installments over a five year period. The limited exceptions allow executives, subject to the Committee’s approval, to sell back to the Company up to 50% of those book value shares for which the risk of forfeiture has been lapsed for seven or more years and only for the purchase of a personal residence or second home, college education tuition or financial hardship. The Company believes that equity-based compensation using book value stock under the EIP ties participants’ economic incentives directly to the long-term, substantive economic performance of the Company. It encourages them to make sound business decisions that will grow the Company carefully over time and strengthen its financial position and should discourage decisions designed only for short-term personal gain. This decision-making for the long-term is reinforced as these stock awards can become a significant portion of a participant’s net worth over time.

•	How we determine the amount.
Awards under the EIP are determined annually following the close of the fiscal year based on performance against a series of metrics selected and weighted for each participant at the beginning of the year. The EIP offers participants the potential for an annual cash award and a long-term stock award.
Annual Cash Awards: Each management participant under the EIP is assigned a “partnership level” percentage that is the starting point for determining his or her annual cash award. Partnership level percentages range from 4.25% to 15% of the salary range midpoint assigned by the Committee for purposes of computing the EIP or the base salary of a participant. For 2015, the partnership level percentage of the NEOs was 15% of base salary for Mr. Murphy and 10% of base salary for Ms. Short and Messrs. Griffith, Seitz and Wessell. The “base bonus” for each NEO participant is equal to the participant’s base salary multiplied by the relevant partnership share percentage.
That dollar amount is further adjusted up or down by the “Company Performance Factor.” The Company Performance Factor is 2.5 times the percentage by which actual net income for the year exceeded (or missed) budgeted net income with a maximum adjustment of 25%. The Committee is authorized to make adjustments to reported net income for purposes of determining the Corporate Performance Factor. Historically, the Committee has done so when, in the Committee’s judgment, the reported net income included unusual or one-time items that distorted the true substantive or normalized earnings of the Company. The Committee chose to use the Company’s reported net income of $57.5 million without adjustment to calculate the 2015 Company Performance Factor. For 2015, net income was approximately 1.5% under budget resulting in a negative adjustment of 3.7% for the Company Performance Factor. Thus, the Company Performance Factor for 2015 was 96.3%.
For each individual, the base bonus after adjustment for the Company Performance Factor is further adjusted up or down between 0% and 300% based upon the participant’s performance against a set of corporate, group and individual performance goals established at the beginning of the fiscal year. Target amounts are scored at 150% of weighting for staff personnel while they are scored at 200% for sales, credit and line management personnel. For example, if the Company achieves a corporate-level goal exactly at target and the goal is weighted for the individual at 10%, a staff person’s result is scored as 15% of their base salary or salary range midpoint assigned for EIP purposes while a sales, credit or line person’s result is scored as 20% of their base salary or salary range midpoint assigned for EIP purposes. The total of the annual cash and stock awards to a single participant may not exceed $1 million.

The corporate-level financial performance goals for each of the NEOs in 2015 included a combination of the following depending upon the NEO’s role and responsibilities:

Objective	Minimum	Target	Maximum	Actual

Net income	$58,350	$59,811	$60,972	$57,486
Return on assets	0.92%	1.14%	1.30%	1.15%
Exceed median ROA results for $3 to $10 billion peers	66 of 88	36 of 88	28 of 88	23 of 88
Return on common equity	8.82%	9.20%	10.78%	9.05%
Expense to revenue ratio	60.90%	58.89%	55.91%	60.93%
Growth in average assets	3.48%	6.88%	9.57%	3.90%
Average 30-day delinquency ratio	1.00%	0.60%	0.20%	0.41%
Year-end nonperforming assets	1.22%	0.90%	0.33%	0.50%
Net charge offs and other credit-related losses to average loans, leases, repossessed assets and other real estate	0.41%	0.18%	0.08%	-0.03%
Net new primary relationships	87% of Target	Target	125% of Target	98% of Target
The corporate financial performance goals assigned to each of the NEOs and the weightings of corporate, group and individual performance goals for each of the NEOs were as follows:

Objective	Mr. Murphy	Mr. Seitz	Ms. Short	Mr. Griffith	Mr. Wessell
Corporate Financial Performance Goals
Net income	10%	10%	10%	10%	10%
Return on assets	20%	10%	10%	10%	10%
Exceed median ROA results for $3 to $10 billion peers	15%	10%	10%	10%	10%
Return on common equity	10%	—	10%	—	—
Expense to revenue ratio	15%	15%	30%	10%	10%
Growth in average assets	10%	15%	—	5%	10%
Average 30-day delinquency ratio	—	10%	—	—	—
Net charge offs and other credit-related losses to average loans, leases, repossessed assets and other real estate	10%	5%	—	—	—
Other strategic growth metrics	10%	10%	5%	5%	10%
Group financial performance goals	—	—	5%	23%	30%
Individual qualitative goals(1)	—	15%	20%	27%	10%
Total weighting	100%	100%	100%	100%	100%

(1)	These are different for each NEO depending on his or her areas of responsibility. They include:

▪	Whether or not the NEO has completed timely reviews of employees for whom he or she is responsible;

▪	The extent to which the NEO has supported/enhanced our sales efforts;

▪	The level of teamwork encouraged and practiced by the NEO with peers, subordinates, and colleagues across the Company;

▪	The NEO’s management of expenses and creativity in increasing productivity;

▪	Training of subordinates and others across the Company in areas for which he or she serves at the subject matter expert;

▪	Active participation in the development of leadership and succession candidates throughout the Company;

▪	Active participation in risk management and mitigation;

▪	Active support of targeted growth initiatives;

▪	Active embrace of and participation in development of lean initiatives in areas of responsibility and across the Company; and

▪	Active and supportive participation in the Company’s strategic planning process.
In assessing performance against these performance goals, the Committee considers quantitative and qualitative factors, and ultimately uses its judgment when determining the amount and terms of individual awards. However, in the calculation of Mr. Murphy’s award, his award was first calculated based upon quantitative factors in order to comply with IRS Code Section 162(m). Then the Committee has the authority to consider qualitative factors to reduce the amount of the award to Mr. Murphy. The qualitative factors the Committee considers to adjust awards include:

•	The recommendations of Mr. Murphy with respect to the achievement of group and individual performance goals of the other NEOs and all other participants in the EIP.
•An analysis of competitive marketplace compensation data as described above;
•An analysis of the Company’s performance compared to its peer groups as described above;
•An analysis of the Company’s performance compared to its overall quantitative and qualitative goals;

•	The executive’s level of responsibility and ability to influence the Company’s performance;

•	The executive’s level of experience, skills and knowledge;

•	The need to retain and motivate highly talented executives;

•	Corporate governance considerations related to executive compensation; and

•	The Company’s current business environment, objectives and strategy.
For 2015, Mr. Murphy received the award as computed based upon quantitative factors.
Annual cash awards: These are paid following the Committee’s approval of the awards. For the NEOs, the Committee approved cash awards for 2015 performance as follows:

Mr. Murphy	$170,850	Mr. Griffith	$43,400
Mr. Seitz	$52,600	Mr. Wessell	$42,250
Ms. Short	$35,450
These amounts are shown on the 2015 lines of the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table below.

▪
Annual Book Value Stock Awards: The amount of the annual cash award under the EIP is matched with an equal amount of book value stock that is subject to forfeiture ratably over a five-year period in the event the Company fails to achieve designated annual performance hurdles or the participant’s employment terminates. For 2015, the Committee chose a 3% EPS growth requirement or a 1.00% annual return on assets as alternative performance hurdles for releasing the forfeiture restrictions on the awards of book value stock approved for 2015 performance. The Committee believes that this combination of requirements collectively represents a reasonably high hurdle for participants to motivate future performance based on, among other factors, the peer group performance documented above. The Committee also has the authority under the EIP to evaluate whether forfeiture of book value shares is appropriate if the Company’s performance results are in the top quartile of its peer groups notwithstanding failure of the Company to achieve the performance hurdles. This additional authority gives the Committee flexibility to respond to external events or market conditions.

Mr. Murphy’s annual cash award is matched with an equivalent value in book value stock subject to the same performance hurdles. As the risk of forfeiture lapses over the five year period based on achievement of performance hurdles, he is paid in cash. His book value stock awards ultimately paid in cash are shown in the “Stock Awards” column of the Summary Compensation Table in the year the awards are made, consistent with the presentation for the other NEOs. The Committee believes Mr. Murphy’s ownership interest in the Company is already significant and sufficiently aligned with shareholder interests that the book value share awards under the EIP can be denominated and paid in cash as the forfeiture risk lapses.
The annual stock awards for 2015 performance were made in calendar year 2016. Thus, the 2015 stock award amounts for the NEOs will be shown in next year’s proxy statement on the 2016 lines under the Stock Awards column of the Summary Compensation Table. The annual book value stock awards for 2014 (made in 2015) are shown on the 2015 lines of the “Stock Awards” column of the Summary Compensation Table below.
Long-Term Plan Awards Under the EIP

•	Why we pay this component
In addition to the annual incentive award of cash and book value stock, the EIP also offers participants an additional periodic award of cash and stock in the event the Company achieves longer-term performance goals. These performance goals are established periodically (usually every 3 years) as part of the Company’s ongoing long-term strategic planning process. The current 3-year performance goal period ends in 2016 with targets set in early 2014 and awards being determined and paid in early 2017. These awards are also designed to reward consistent individual performance over the long term as individual performance is calculated based on the participant’s average annual incentive awards under the EIP over the three-year period. These awards further reinforce alignment with the interests of our shareholders by encouraging a long-term view with sound strategic planning and risk management and providing participants with an opportunity for additional ownership of the Company but with the same market risk to which shareholders of the Company are exposed.

•	How we determine the amount.

•
Calculation of Amount of the Long-Term Plan Awards: The most recent 3-year performance goal period ended in 2013 with targets set in early 2011 and awards being determined and paid in early 2014. The goals for the 2011-2013 period included the following:

	Weighting	Minimum	Target	Maximum	Actual

Return on assets	15%	1%	1.1%	1.25%	1.19%
Expense to revenue ratio	15%	61%	59%	57%	62.44%
Net interest margin	10%	3.7%	3.85%	4%	3.67%
Net charge offs and other credit-related losses to average loans, leases, repossessed assets and other real estate	15%	0.75%	0.5%	0.25%	0.07%
Period-end nonperforming assets	15%	2%	1.5%	0.75%	1.29%
Net new primary checking accounts	30%	80% of Target	Target	125% of Target	96% of Target

The goals for the 2014-2016 period include the following:

	Weighting	Minimum	Target	Maximum

Return on assets	15%	88% of Target	Target	112% of Target
Expense to revenue ratio	15%	104% of Target	Target	96% of Target
Net interest margin	10%	96% of Target	Target	104% of Target
Net charge offs and other credit-related losses to average loans, leases, repossessed assets and other real estate	15%	150% of Target	Target	50% of Target
Period-end nonperforming assets	15%	133% of Target	Target	50% of Target
Net new primary relationships	30%	80% of Target	Target	125% of Target
Company performance is scored at 50% for minimum, 100% for target and 200% for maximum. The three year awards then are calculated based upon a pre-determined mathematical formula that multiplies the Company’s weighted performance relative to its long-term goals by an assigned percentage and then by the participant’s average annual incentive award under the EIP over the three year period. The participant may earn from 0% to 200% of his/her average annual incentive awards over the three year period. The total of the annual cash and stock awards to a single participant may not exceed $1 million. For the 2011-2013 period, the assigned percentages of the NEOs(1) for purposes of the three year long-term awards were as follows:

Mr. Murphy	100%	Mr. Griffith	90%
Mr. Seitz	90%
Ms. Short	77%
For the 2014-2016 period, the assigned percentages of the NEOs for purposes of the three year long-term awards are as follows:

Mr. Murphy	100%	Mr. Griffith	90%
Mr. Seitz	100%	Mr. Wessell	90%
Ms. Short	90%

•
Method of Payment of Periodic Long-Term Awards: The periodic long-term awards are paid with a combination of cash and market value stock, with more senior participants required to take a higher percentage of stock. The stock portion is subject to forfeiture over a five-year period based upon the participant remaining with the Company and the Company remaining profitable during the period. For Mr. Murphy and Mr. Seitz, the split for the 2011-13 performance period was 25% cash and 75% stock. For Ms. Short and Mr. Griffith, the split was 30% cash, 70% stock. Cash was paid to the NEOs (and other participants) upon approval of the awards by the Committee. For Mr. Murphy, the stock portion of his award was subject to the same forfeiture term but because of his existing ownership interest in the Company, the Committee approved payment to Mr. Murphy in cash as the five-year forfeiture period lapses. This market value stock award ultimately paid in cash is shown in the “Stock Awards” column of the Summary Compensation Table in 2014, the year the award was made, consistent with the presentation for the other NEOs. For performance during 2011 through 2013, the NEOs(1) received periodic long-term awards as follows:

	Cash	Stock	Total		Cash	Stock	Total
Mr. Murphy	$127,400	$382,100	$509,500	Mr. Griffith	$31,700	$73,900	$105,600
Mr. Seitz	22,400	67,200	89,600
Ms. Short	17,400	40,700	58,100
The cash portion of the 2011-13 awards is shown on the 2013 lines of the Non-Equity Incentive Compensation Plan column of the Summary Compensation Table. The stock portion of the 2011-13 awards was approved in calendar year 2014 and is shown in this proxy on the 2014 lines of the Stock Awards column of the Summary Compensation Table.
(1) Mr. Wessell was not included in the Summary Compensation Table for 2013 or 2014, when these amounts were reported.
Annual Incentive Awards Under the Strategic Deployment Incentive Plan (SDIP)

•	Why we pay this component.
NEOs have an additional incentive compensation plan available to them which is designed to encourage execution of the Company’s strategic objectives on an annual and a long-term basis. NEOs and other members of senior management are eligible to participate. Mr. Murphy, Ms. Short and Messrs. Griffith and Seitz among others were participants in the SDIP for 2015. This plan was previously called the 1998 Performance Compensation Plan. In conjunction with the modifications of the plan being presented for shareholder approval at the annual meeting (see proposal No. 3 below), the 1998 Performance Compensation Plan has been renamed the “Strategic Deployment Incentive Plan” or “SDIP” and is referred to as such in this Proxy Statement.
Any awards ("Awards") made to participants under the SDIP are performance-based compensation with three dimensions. First, the SDIP is designed to encourage the participants to focus on initiatives that support the Company’s long-term strategic objectives but not at the expense of meeting or exceeding the expectations of our shareholders as reflected in the annual performance goals approved by the Board. Thus, there will be no Awards unless the Company achieves its minimum net income goal.

Second, the amount of the Awards is calculated as a percentage of the Company’s annual net income. Sharing a modest portion of net income with the participants who successfully lead and execute the initiatives designed to meet the Company’s long-term strategic objectives directly aligns their performance on these initiatives with the long-term interests of shareholders. At the beginning of each calendar year, the Committee sets a range for each of the participants reflected by a minimum, target and maximum percentage of net income. In setting the percentages, the Committee considers the roles and responsibilities of each participant with respect to the Company’s long-term strategic objectives.
Third, the Committee determines the final percentage of net income within the respective pre-established ranges by reference to pre-established shared and/or individual goals for the participants that support the Company’s long-term strategic objectives (“Annual Strategic Goals”). The Committee assigns Annual Strategic Goals to each of the participants at the beginning of each calendar year using objective performance targets or criteria and weightings among the Annual Strategic Goals. The Committee then uses the results achieved during the calendar year (individually or in aggregate) to determine the Award for each participant within the applicable range of percentages of net income. See “How we determine the amount” below for calculation and the payment of awards.
All determinations of eligibility, Annual Strategic Goals, financial metrics and formulas for calculation of Awards for a calendar year are established by the Committee in writing no later than ninety (90) days after the beginning of the calendar year or by such other date as may be permitted under Section 162(m) of the Internal Revenue Code of 1986 and regulations thereunder. No Award to any single participant can exceed $5 million in one calendar year (reduced to $1 million beginning in calendar 2016). No performance measures for a participant’s Annual Strategic Goals will allow for any discretion by the Committee to increase an Award over the maximum percentage of net income determined by the Committee at the beginning of the calendar year, but the Committee does have discretion to reduce an Award below the maximum percentage of net income to any amount it believes is justified based on the actual results achieved related to the Annual Strategic Goals. The payment of any Award under the SDIP to a participant with respect to a relevant calendar year is contingent upon certification by the Committee prior to any such payment that the applicable performance measure(s) or criteria for the participant’s Annual Strategic Goals have been satisfied. All awards under the SDIP are subject to potential forfeiture and/or recovery by the Company in the event they are based upon financial results that are subsequently determined to have been overstated.

•	How we determine the amount.
Under this program, awards for participants are based on the net income of the Company. The Committee set the range from 0.50% to 1.80% of net income for the total program with a target of 1.00% for 2015. All awards are subject to the Company achieving a minimum net income of $56 million. The Committee set the following individual award levels as a percentage of the Company’s net income:

	Minimum	Target	Maximum

Mr. Murphy	0%	0.40%	0.60%
Mr. Seitz	0%	0.15%	0.30%
Ms. Short	0%	0.15%	0.30%
Mr. Griffith	0%	0.10%	0.20%
Mr. Wessell	0%	0.10%	0.20%
For 2015 the goals and individual weightings were as follows:

	Mr. Murphy	Mr. Seitz	Ms. Short	Mr. Griffith	Mr. Wessell

Achieve 2015 quantitative goals for specific markets – deposit and loan outstandings and net new primary relationships. Develop multi-year growth strategies for specific markets and integration of key concepts of that plan throughout the balance of the branch network.	30%	30%	30%	30%	30%

Complete implementation of new marketing campaign in growth markets. Achieve targeted growth of double the market’s rate in deposit and loan outstandings. Achieve targeted growth in traffic counts and net new primary relationships.	25%	25%	25%	25%	25%

Continuation of the Company’s lean transformation and strategic deployment process including achievement of organizational targets on number of employees trained and participating in lean initiatives and quantifiable results. NEO’s individually evaluated on their area’s performance on 5S (workplace organization and cleanliness) audits throughout the year, their participation in lean process activities, and completion of performance reviews on a timely basis.	15%	15%	15%	15%	15%

Establish metrics for implementation of the Company’s brand strategy in all appropriate lines of business, regions or divisions and report results on a quarterly basis thereafter.	10%	10%	10%	10%	10%

Implementation of information technology projects measured by achievement of systems uptime goals, business continuity requirements, system security requirements and other considerations.	20%	20%	20%	20%	20%

Total weighting using metrics set at the beginning of the year	100%	100%	100%	100%	100%

The Committee assesses performance against these goals and each individual’s contributions to the achievement of the goals including the quality of teamwork exhibited and the individual’s contribution to the team. In assessing performance against these performance goals, the Committee considers quantitative factors first and may adjust downward for qualitative factors, and ultimately uses its judgment when determining the amount and terms of individual awards.
The Company earned net income that exceeded the minimum net income goal of $56 million. The Committee chose to pay the entire bonus amounts in cash. The annual cash awards are paid following the Committee’s approval of the awards. For the 2015 participants, the Committee approved cash awards for 2015 performance as follows:

Mr. Murphy	$204,846
Mr. Seitz	$76,817
Ms. Short	$76,817
Mr. Griffith	$48,007
Mr. Wessell	$51,212
Awards Under the 1982 Restricted Stock Award Plan

•	Why we pay this component.
The Restricted Stock Award Plan provides for the grant of restricted shares to selected executives and other key employees of the Company as a means of inducing continued future employment and performance of such key employees. The Restricted Stock Award Plan provides that the shares shall vest over a period of time if the participant continues to serve as an employee. Additionally, the Committee may set additional vesting requirements at the time of grant based on the individual participant’s performance, the Company’s financial performance or both. If the participant does not meet or exceed his or her individual performance goal(s) for a given year, all shares so restricted with respect to that year will be forfeited. If 1st Source does not meet the financial requirements by the end of the vesting period, the shares so restricted are forfeited. The Committee retains discretion to make periodic stock awards from time to time in the future to maximize the usefulness of the Restricted Stock Award Plan in attracting, retaining and motivating key employees.

•	How we determine the amount.
No named executive officers received awards under the Restricted Stock Award Plan in 2013, 2014, or 2015.
Stock Ownership Guidelines
In February 2015, the Company established stock ownership guidelines for its NEOs. The Company requires the CEO to own Company stock with value at least equal to five times the CEO’s current base salary and other NEOs to own Company stock with a value at least equal to three times the NEO’s current base salary. All of the Company’s NEOs are currently in compliance with this requirement.
Hedging or Pledging Company Securities
In February 2015, the Company adopted a policy prohibiting directors, NEOs and other Senior Vice Presidents or above from pledging shares of the Company on margin, trading in derivative securities of the Company’s common stock, engaging in short sales or buying or selling put or call options on the Company’s common stock, and purchasing or selling other financial instruments designed to hedge or offset any decrease in the market value of the Company’s common stock. Shares owned by directors, NEOs and other Senior Vice Presidents in excess of those required to be owned by Company stock ownership guidelines may be used as collateral for the owner’s personal or business borrowing purposes upon notification of and prior approval by the Governance and Nominating Committee.
Most Recent Shareholder Advisory Vote
The Executive Compensation and Human Resources Committee carefully considered the results of the 2014 shareholder advisory vote on executive compensation. The CEO also reviewed and discussed the results of the vote with selected larger shareholders. The result of the advisory vote was that 84% of votes cast approved of the executive compensation of the NEOs as described in the 2014 Proxy Statement. The results indicated shareholder support for the Company’s executive compensation decisions and policies and the Committee has continued to make its compensation decisions consistent with historical practice and existing policies.
Shareholders are given an opportunity to cast an advisory vote on the Company’s executive compensation program every three years with the next opportunity occurring in connection with the annual shareholder meeting in April 2017.
Risk Management
As discussed above, the senior executive officer compensation plans and other management incentive programs include both equity and cash components that link compensation to the Company’s overall performance on both a short-term and long-term basis, subject to forfeiture based on the senior executive officers or participating management officers failing to remain with the Company and on long-term real economic performance of the Company. As such, these plans do not encourage the senior executive officers or participating management officers to take unnecessary and excessive risks that threaten the Company. Nor do they encourage the manipulation of earnings of the Company to enhance the compensation of any employee.

The Committee also identified and reviewed the Company’s five business unit incentive plans, each of which rewards measurable performance in the Company’s five major product and service segments: Business Banking, Consumer Banking, Specialty Finance, Trust and Asset Management, and Insurance. Each of these incentive plans has common features that encourage high quality, long-term relationship business and discourage unnecessary or excessive risks for short-term gain. In particular, short-term cash awards generally are capped at a specific dollar amount or a percentage of a participant’s salary midpoint or base salary. In practice, actual awards generally have been much less than the maximum amount after applying the respective individual performance metrics under the plans. Annual stock awards are similarly limited to a percentage of a participant’s salary midpoint and have long-term attributes. They carry substantial risks of forfeiture over a five-year period if performance hurdles that are tied to Company performance are not cleared. They are made in book value common stock transferable only to the Company upon death, disability, normal retirement, early termination of employment, or with discretionary approval of the Committee, with less favorable payout terms upon early termination of employment. The incentive plans for lenders further mitigate excessive risks by including substantial weightings or deductions for credit quality and net charge-offs. The Committee also identified and reviewed the Company’s referral programs designed to encourage internal referrals by providing small, immaterial cash incentives to eligible participants.
These features, combined with the systems of controls in place to mitigate the risks of the products and services the Company offers, limit and discourage the taking of unnecessary or excessive risks. They also discourage and mitigate the risk of manipulation of reported earnings to enhance the compensation of any employee. None of these incentive plans or referral programs, alone or in aggregate, encourages unnecessary or excessive risks or presents significant risks to the Company as a whole.
Clawbacks
If the Company (i) is required to prepare an accounting restatement of its financial statements due to the Company’s noncompliance with any financial reporting requirement under the securities laws, or (ii) otherwise determines that financial results or other metrics used to determine the amount of any incentive awards paid or awarded to any Participants were misstated or otherwise inaccurate, then the Committee shall, except in the case of any Participant who had responsibility for the accounting that led to the misstatement or inaccuracy, recoup any excess incentive compensation received by any such Participant. The Committee shall recoup all incentive compensation received by any Participant who had responsibilities for the accounting that led to the misstatement or inaccuracy or who the Committee determines committed fraud or other malfeasance while employed by the Company.
Employment Agreements Severance Provisions
Among the NEOs, the Company has entered into employment agreements with Messrs. Murphy, Griffith, and Wessell and Ms. Short. The agreements provide for severance payments in the event of the executive’s termination of employment by the Company without cause or by the executive because of good reason, including a material adverse change in his or her status such as a material diminution of responsibility or relocation. In such event, the executive would continue to receive only his or her base salary for a period of time after his or her termination. Mr. Murphy would receive the equivalent of 36 months of base salary with the first six months payable in a lump sum. Mr. Griffith and Ms. Short would receive the equivalent of twelve months of base salary with the first six months payable in a lump sum. The Committee believes that providing severance payments to certain executives in the event the executives terminate employment because of a material adverse change in status is necessary and fair given the critical nature of the roles of the executives. As of December 31, 2015 Mr. Murphy, Mr. Griffith, Mr. Wessell and Ms. Short would receive $2.19 million, $333,720, $258,000 and $285,000, respectively under the agreements.
The employment agreements also provide for severance payments in the event Mr. Murphy, Mr. Griffith or Ms. Short terminates his or her employment for good reason within one year of a change in control transaction. Under these circumstances, the executive would receive severance pay in cash equal to 2.99 times his or her “Annualized Includable Compensation for the Base Period” (as defined under the Internal Revenue Code of 1986, as amended) without a gross-up provision. The Committee reaffirmed its long-standing view that such a “two-trigger” change in control provision for key executives is consistent with the interests of shareholders and fair protection to the executives.
Tax Deductibility of Pay
Federal income tax law caps at $1,000,000 the deductible compensation per year for each of the NEOs, subject to certain exceptions. In developing and implementing executive compensation policies and programs, the Executive Compensation and Human Resources Committee considers whether particular payments and awards are deductible for federal income tax purposes, along with other relevant factors. The Executive Compensation and Human Resources Committee has taken what it believes to be appropriate steps to maximize the deductibility of executive compensation. It is the general intention of the Executive Compensation and Human Resources Committee to meet the requirements for deductibility whenever possible. The Executive Compensation and Human Resources Committee will continue to review and monitor the deductibility of compensation.

SUMMARY COMPENSATION TABLE
The following table provides information regarding compensation earned by the Company’s Chief Executive Officer, Chief Financial Officer, and the three other executive officers employed at the end of 2015 who were the most highly compensated in 2015 among the major policy-making executives of the Company.

Name and Principal Position	Year	Salary($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation($)	All Other Compensation($)(2)	Total(6)
Christopher J. Murphy III	2015	$726,923	$250,007	$375,696	$107,738	$1,460,364
Chairman & CEO	2014	707,692	619,849	413,739	106,022	1,847,302
	2013	695,000	205,517	655,000	97,106	1,652,623

James R. Seitz	2015	325,010	64,607	129,417	60,905	579,939
President	2014	282,538	121,601	91,119	58,534	553,792

Andrea G. Short	2015	275,769	54,204	112,267	35,479	477,719
Executive Vice President, Treasurer & CFO	2014	251,538	89,629	79,811	35,302	456,280
	2013	220,000	21,266	70,250	32,683	344,199

John B. Griffith	2015	328,429	59,405	91,407	37,107	516,348
Executive Vice President	2014	319,152	138,103	74,958	38,277	570,490
General Counsel & Secretary	2013	311,000	45,873	103,050	37,824	497,747

Steven J. Wessell	2015	253,255	54,152	93,462	35,832	436,701
Executive Vice President,
1st Source Bank

(1)
Amounts included in Stock Awards represent the aggregate grant date fair value of all awards computed in accordance with FASB ASC Topic 718 granted during the year. These amounts generally relate to the prior year’s performance and are subject to forfeiture over the succeeding five (5) years.

(2)	Amounts included in All Other Compensation for the most recent fiscal year are as follows:

	Company Contributions to Defined Contribution Retirement Plans	Dividends on Stock Awards	Directors’ Fees	Perquisites(3)(4)	Value of Life Insurance Benefits	Other	Total
Mr. Murphy	$22,282	$35,638	$25,000	$14,150	$10,668	$ —	$107,738
Mr. Seitz(5)	22,282	8,855	25,000	«	4,768	—	60,905
Ms. Short	22,282	11,762	—	«	1,435	—	35,479
Mr. Griffith	22,282	10,206	—	«	4,619	—	37,107
Mr. Wessell	22,282	9,200	—	«	4,350	—	35,832

«	Not included - total of perquisites and benefits is less than $10,000
(3)
Mr. Murphy’s perquisites included company car mileage, country club dues, annual medical exam and personal usage of the company plane. These are valued at the incremental cost to the Company. For personal use of the company plane, the incremental cost is the SIFL cost.

(4)	Mr. Murphy reimbursed the Company $5,000 in each year shown for miscellaneous incalculable personal benefits.
(5)	Mr. Seitz serves on the 1st Source Bank Board of Directors and receives the fees shown for his services.
(6)	There were no bonus awards, option awards or changes in pension value and non-qualified deferred compensation earnings for the named executive officers in 2015, 2014 or 2013.

2015 Grants Of Plan-Based Awards

Estimated Future Payouts Under Equity Incentive Plan

	Book Value Awards (#Shares)(2)					Market Value Awards (#Shares)(2)
Name	Grant Date	Threshold	Target	Maximum	Grant Date Fair Value of Stock Awards	Grant Date	Threshold	Target	Maximum	Grant Date Fair Value of Stock Awards

Christopher J. Murphy III	2/14/15(1)	—	10,680	—	$250,007		—	—	—	$—
James R. Seitz	2/14/15(1)	—	2,760	—	64,607		—	—	—	—
Andrea G. Short	2/14/15(1)	—	2,316	—	54,204		—	—	—	—
John B. Griffith	2/14/15(1)	—	2,538	—	59,405		—	—	—	—
Steven J. Wessell	2/14/15(1)	—	2,313	—	54,152		—	—	—	—
Note: There were no non-equity incentive plan awards with future payouts made during 2015. Also, there were no other stock awards or option awards made during 2015.
(1)
Annual Executive Incentive Plan award subject to forfeiture over a five-year period based on the executive remaining with the Company and the Company achieving annual financial performance hurdles as discussed above under “Annual Incentive Awards Under the EIP”.

(2)										Share amounts have been restated to give retroactive recognition to a 10% stock dividend declared July 22, 2015.

Narrative Disclosure To Summary Compensation Table And Grants Of Plan-Based Awards Table
Employment Agreements:
Messrs. Murphy and Griffith each entered into an employment agreement effective January 1, 2008. Mr. Wessell entered into an employment agreement effective June 1, 2011. Ms. Short entered into an employment agreement effective January 1, 2013.
Mr. Murphy’s agreement provides for a $730,000 base salary at January 1, 2016, with annual increases as the Committee may deem appropriate each year, and bonus payments (paid in cash or stock at Mr. Murphy’s election) under the Executive Incentive Plan and the Strategic Deployment Incentive Plan. Under the other three agreements, Mr. Griffith, Mr. Wessell and Ms. Short receive base salaries of $333,720, $258,000 and $285,000 respectively, at January 1, 2016, with increases thereafter as may be determined by 1st Source, and cash and stock bonuses determined under the Executive Incentive Plan and the Strategic Deployment Incentive Plan.
Mr. Murphy’s, Mr. Griffith’s, Mr. Wessell’s and Ms. Short’s agreements expire on December 31, 2016. Each will be extended from year-to-year unless either party gives a notice of non-renewal to the other. The term of Mr. Murphy’s agreement will end on December 31 of the third year following the year in which any notice of non-renewal is given. The term of the agreements with Mr. Griffith, Mr. Wessell and Ms. Short will end on December 31 of the same year in which any non-renewal notice is given.
In the event of an executive’s death, the executive’s beneficiaries would receive a payment in the amount of twice the executive’s current base salary (reduced to 65% and 45% of this amount at ages 65 and 70, respectively) up to a maximum of $750,000 under a group term life insurance policy provided by the Company. Mr. Griffith’s beneficiaries also would receive a payment of $600,000 under an individual policy for which the Company pays the premiums.
The employment agreements also include restrictive covenants which require, among other things, that the executives not compete with 1st Source in bank or bank-related services within the geographic region in which full-service retail branches of 1st Source Bank or any affiliate are located. The agreements also prohibit the executives from ever divulging confidential information or trade secrets after termination of employment.
In the event an executive’s employment is terminated because of disability and in addition to other disability programs in effect for all officers of 1st Source, the executive will receive twelve months of base salary, with the first six months payable in a lump sum and the balance paid in monthly installments beginning on the first day of the seventh month following the date of termination.
See Compensation Discussion & Analysis above for discussion of certain severance benefits provided for under the employment agreements.
Bonus Plan:
See discussion above in the Compensation Discussion & Analysis
The amounts shown in the Stock Awards column of the Summary Compensation Table represent the aggregate grant date fair value of all awards granted during the fiscal year computed in accordance with FASB ASC Topic 718. The amounts shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table represent the annual and long-term cash awards under the EIP and the SDIP Plan. Estimated future payout amounts for 2015 stock awards and the corresponding grant date fair values are shown in the Grants of Plan-Based Awards Table.
Recipients of unvested book value and market value shares granted under the EIP and the SDIP Plan receive dividends at the same time and in the same amount as all other holders of 1st Source common stock.
The relative amounts of salary and bonus are discussed above under “Components of Compensation and 2015 Compensation Decisions.”

Outstanding Equity Awards At Fiscal Year-End 2015

	Stock Awards(3)

Name	Number of Shares of Stock That Have Not Vested(1)(2)	Market Value of Shares of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(1)(2)	Equity Incentive Plan Awards: Payout or Market Value of Unearned Shares That Have Not Vested(1)

Christopher J. Murphy III
Book Value Shares			36,134	$894,317
Market Value Shares	14,522	$448,291

James R. Seitz
Book Value Shares			7,402	183,200
Market Value Shares	4,868	150,275

Andrea G. Short
Book Value Shares			5,939	146,990
Market Value Shares	10,896	336,360

John B. Griffith
Book Value Shares			8,660	214,335
Market Value Shares	5,189	160,184

Steven J. Wessell
Book Value Shares			7,660	189,585
Market Value Shares	4,943	152,590

(1)
Shares vested for purposes of this table and the following table are awarded shares which are no longer subject to forfeiture under the terms of the Executive Incentive Plan or the Restricted Stock Award Plan.

(2)	Vesting dates for these awards are as follows:

	Book Value Shares	Market Value Shares
Mr. Murphy	12/2015 - 12/2019	12/2015 - 12/2019
Mr. Seitz	12/2015 - 12/2019	12/2015 - 12/2019
Ms. Short	12/2015 - 12/2019	12/2015 - 12/2022
Mr. Griffith	12/2015 - 12/2019	12/2015 - 12/2019
Mr. Wessell	12/2015 - 12/2019	12/2015 - 12/2019

Note: Shares vesting based on calendar year results (e.g., 12/2015 above is based on 2015 results) are not released until audited financial results are publicly announced early in the following year.

(3)	The named executive officers have no outstanding stock option awards at December 31, 2015.

Option Exercises And Stock Vested — 2015

	Stock Awards(1)(2)
Name	Number of Book Value Shares Acquired on Vesting	Number of Market Value Shares Acquired on Vesting	Value Realized on Full Vesting

Christopher J. Murphy III	10,096	9,298	$561,728
James R. Seitz	1,964	3,498	155,199
Andrea G. Short	1,709	3,467	148,101
John B. Griffith	3,294	3,732	193,725
Steven J. Wessell	2,220	3,542	162,632

(1)	The named executive officers did not exercise any stock option awards during 2015.
(2)	Share amounts have been restated to give retroactive recognition to a 10% stock dividend declared July 22, 2015.

DIRECTOR COMPENSATION – 2015

Name	Total	Fees Earned or Paid in Cash(1)	Fees Received in Stock(1)
			Amount	Shares	Grant Date Fair Value
Allison N. Egidi	$60,750	$60,750	$ —	—	$ —
Daniel B. Fitzpatrick(1)	82,750	82,750	24,969	859	29.06
Tracy D. Graham(2)	9,500	9,500	9,495	327	29.06
Wellington D. Jones III(3)	7,500	7,500	—	—	—
Craig A. Kapson(1)	69,250	69,250	32,993	1,135	29.06
Najeeb A. Khan(1)	61,250	61,250	61,169	2,054	29.79
Vinod M. Khilnani(1)	81,000	81,000	80,951	2,705	29.92
Rex Martin(1)	68,000	68,000	34,920	1,202	29.06
Christopher J. Murphy III	See Summary Compensation Table		—	—	—
Christopher J. Murphy IV	58,000	58,000	—	—	—
Timothy K. Ozark(1)	86,500	86,500	86,415	2,912	29.67
John T. Phair(1)	55,500	55,500	—	—	—
Mark D. Schwabero(1)	78,750	78,750	30,979	1,066	29.06

(1) These directors received a portion of their annual fees in the form of shares of stock rather than cash at their election. These shares had the weighted grant date fair values shown in accordance with FASB ASC Topic 718. Share amounts have been restated to give retroactive recognition to a 10% stock dividend declared July 22, 2015.

(2) Mr. Graham did not stand for re-election in 2015.
(3) Mr. Jones retired from the Board coincident with the 2015 Annual Meeting.
(4) There were no stock awards, option awards, non-equity incentive plan compensation, pension or other deferred compensation earnings or other compensation paid to non-employee directors in 2015.
EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
The Executive Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion & Analysis section of this Proxy Statement with management. In reliance on these reviews and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion & Analysis section be included in this Proxy Statement.

Executive Compensation and Human Resources Committee

Mark D. Schwabero, Chairman
Daniel B. Fitzpatrick	Vinod M. Khilnani	Rex Martin	Timothy K. Ozark

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Executive Compensation and Human Resources Committee is or was formerly an officer or employee of the Company. No executive officer of the Company currently serves or in the past year has served as a member of the compensation committee or board of directors of another company of which an executive officer serves on the Executive Compensation and Human Resources Committee. Nor does any executive officer of the Company serve or has in the past year served as a member of the compensation committee of another company of which an executive officer serves as a Director of the Company.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The Securities Exchange Act of 1934 requires executive officers, directors and beneficial owners of 10% or more of the issuer’s equity securities to file reports of ownership and changes in ownership of 1st Source Corporation stock with the SEC and to furnish 1st Source with copies of all reports filed.
Based solely on a review of the copies of such reports furnished to 1st Source and written representations from the executive officers and directors that no other reports were required, 1st Source believes that all filing requirements were complied with by its executive officers and directors during the fiscal year.
Based solely on a review of the copies of reports furnished to 1st Source by persons known to be 10% beneficial owners of 1st Source, 1st Source believes that all filing requirements were complied with by such persons during the last fiscal year, except the Form 3 of Carmen C. Murphy reporting her status as a 10% beneficial owner. Such Form 3 was due October 19, 2015 and was filed in March 2016. Mrs. Murphy became a 10% beneficial owner upon a court-approved settlement of complex proceedings concerning the Morris Family Trusts described in Item 3. of 1st Source’s most recent Form 10-K and reflected herein above under “Voting Securities and Principal Holders Thereof.” 1st Source is also aware that Mrs. Murphy filed a Form 5 to report a gift of shares made in December 2015. Such Form 5 was due February 16, 2016 and was also filed in March 2016.
EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2015

	(A) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans [excluding securities reflected in column (A)]
Equity compensation plans approved by shareholders
2011 Stock Option Plan	—	$—	2,200,000	(1)
1997 Employee Stock Purchase Plan	10,961	28.25	130,037	(1)
1982 Executive Incentive Plan	—	—	123,413	(1)(2)(3)
1982 Restricted Stock Award Plan	—	—	28,741	(1)(2)
Strategic Deployment Incentive Plan (4)	—	—	98,645	(1)(2)(3)
Total plans approved by shareholders	10,961	$28.25	2,580,836
Equity compensation plans not approved by shareholders
Director Retainer Stock Plan	—	—	76,087	(1)
Total equity compensation plans	10,961	$28.25	2,656,923

(1)	Share and per share data gives retrospective recognition to a 10% stock dividend declared July 22, 2015 and issued on August 14, 2015.

(2)	Amount is to be awarded by grants administered by the Executive Compensation and Human Resources Committee of the 1st Source Board of Directors.

(3)	Amount includes market value stock only. Book value shares used for annual awards may only be sold to 1st Source.

(4)	Formerly known as 1998 Performance Compensation Plan.
PROPOSAL NUMBER 2: APPROVAL OF AMENDED 1982 EXECUTIVE INCENTIVE PLAN
On February 26, 2016, the Board of Directors, acting through the Executive Compensation and Human Resources Committee (the “Committee”), approved amendments to the 1982 Executive Incentive Plan (“EIP Plan”). These were consistent with (except with one non-material change noted below) and in addition to amendments previously reported on October 22, 2015. The EIP Plan provides for cash awards and the grant of restricted shares to selected executives and other key employees (“Participants”) of the Company as a means of inducing continued future employment and performance of such key executives and employees and encouraging ownership of the Company’s stock. There were approximately 120 participants in the EIP Plan as of December 31, 2015.
The EIP Plan is administered by the Committee. Participants (in addition to the chief executive officer) are selected by the Committee to receive awards based on the recommendation of the chief executive officer in view of their participation in key management roles or their inclusion in one of the Company’s sales and service incentive plans. The Committee may allocate and issue (as part of awards under the EIP Plan) shares of common stock representing not more than 2% of the outstanding shares of the Company in any calendar year.

The EIP Plan, as amended, is being submitted for shareholder approval at the annual meeting. Other material terms of the EIP Plan are summarized above under “Compensation Discussion and Analysis - Annual Incentive Awards Under the Executive Incentive Plan (EIP)” and “Long-Term Plan Awards Under the EIP”. Annual awards paid to the NEOs in 2015 and long-term awards paid to them for the last completed long-term performance cycle are set forth in such summary. Had the proposed amendments to the EIP Plan been in effect when such most recent awards were granted or paid, the amounts paid to Participants would not have been materially different.
Plan Modifications
The material modifications of the EIP Plan that have been approved by the Board and are included in the restated EIP Plan being presented to the shareholders for approval are as follows:

•
A maximum annual award under the EIP Plan to a single Participant in one calendar year either in cash or in shares or both has been set at $1 million. The maximum total annual award that they may be paid under the EIP Plan to a single Participant in one calendar year, including cash payments and the value of shares awarded in previous years and released from potential forfeiture, will be $3 million.

•
A maximum long-term award under the EIP Plan to a single Participant in one calendar year either in cash or in shares has been established at $1 million. The maximum total long-term award that may be paid under the EIP Plan to a single Participant in one calendar year, including cash payments and the value of shares awarded in previous years and released from being subject to potential forfeiture, will be $3 million.

•
If the Committee determines it is appropriate to adjust base annual bonuses by a Company Performance Factor based on budgeted or other net income target for a given calendar year, the maximum adjustment resulting from this calculation is limited to 25%. The Committee is authorized to make adjustments from reported net income in determining the Company Performance Factor in its discretion to account for extraordinary impacts positive or negative that were not in control of nor could be foreseen by the Participants or that were caused by actions undertaken for the long-term benefit of the shareholders and that are not considered “normal operating activities”. The sources of such adjustments may include one or more of the following not included in the budget or other net income target: (i) results of acquisition, divestiture or restructuring activities; (ii) investment securities gains or losses; (iii) tax planning activities; (iv) new regulatory costs; (v) tax law or regulatory changes; (vi) changes in generally accepted accounting principles or the Company’s interpretation or implementation of these; or (vii) significant national and/or international events significantly affecting the Company’s reported net income.

•
Base annual bonuses for individual Participants, other than those included in the EIP Plan because of their inclusion in one of the Company’s sales and service incentive plans, will be performance based compensation determined based on one or more of the following pre-established objective performance goals at the corporate, group, division, unit or individual Participant level: (i) net income; (ii) return on assets; (iii) exceed median return on assets results for selected peer group; (iv) return on common equity; (v) revenues, net interest margin, pricing, and/or fees; (vi) expense to revenue ratio and/or expenses; (vii) growth in average assets, loans or core deposits; (viii) average 30-day delinquency ratio; (ix) year-end nonperforming assets and/or monthly average nonperforming assets; (x) net charge offs and other credit-related losses to average loans, leases, repossessed assets and other real estate; (xi) net growth in primary relationships or other strategic growth metrics; (xii) deposit mix or noninterest-bearing deposit growth; (xiii) assets under management and/or investment performance; and (xii) other performance goals.

•
Long-term awards made under the EIP Plan will be performance-based compensation subject to the attainment of pre-established objective performance goals, based on one or more of the following criteria: (i) return on assets; (ii) expense to revenue ratio; (iii) net interest margin; (iv) net charge offs and other credit-related losses to average loans, leases, repossessed assets and other real estate; (v) average and/or period-end nonperforming assets; (vi) sales volume and/or pricing; (vii) fee income; (viii) average and/or period-end loans, deposits, or other volumes outstanding; and (ix) net new primary relationships.

•
Commencing with awards made in 2017 for 2016 performance (changed from 2016 for 2015 performance as previously reported after further consideration of the challenges of adding such a requirement late in the calendar year), each new or existing Participant who has not already signed and delivered to the Company the Company’s standard form of Confidentiality and Non-Solicitation Agreement will, before receipt of any initial or further awards under the EIP Plan, be required to do so as a condition for continued participation and receipt of awards under the EIP Plan.

•
Acts of forfeiture under the EIP Plan now generally includes the employment or engagement part or full time or in any consulting or advisory capacity of a Participant by a competitor of the Company or any Subsidiary at any time after termination of Participant’s employment due to disability or normal retirement.

•	All awards under the EIP Plan require a satisfactory performance evaluation.

•
All awards under the EIP Plan are subject to the Company’s “Clawback Policy” which provides for forfeiture and/or recovery by the Company of all or a portion of any awards subsequently determined to have been based on overstated financial results or other metrics or received by a Participant subsequently determined to have been involved in any fraud, malfeasance or purposeful misstatement.

The EIP Plan as submitted for approval reflects the following best practices in equity incentive plans:

•	Independent oversight. The EIP Plan is administered by the Executive Compensation and Human Resources Committee, which is comprised entirely of independent directors.

•
Clawback provisions. All awards under the EIP Plan are subject to potential forfeiture and/or recovery by the Company in the event it is subsequently determined that they are based on overstated financial results or metrics, either for business units of the Company or the Company as a whole.

•
Shares awarded subject to future employment and continued Company performance. Shares granted under the annual awards pursuant to the EIP Plan are subject to forfeiture over the following five years if the Participant fails to continue to be employed (except in the case of death, disability or normal retirement) or if the Company fails to meet certain financial requirements which are set by the Executive Compensation and Human Resources Committee at the time of grant. If the Company does not meet the financial requirements by the end of this forfeiture period, the shares are forfeited unless the Committee elects to waive the forfeiture. The Committee’s intent is to use this authority only in situations where the Company generally performs in the upper quartile (usually top quartile) of its peer groups for a given period, but annual award shares granted under the EIP Plan would otherwise have been forfeited. Shares granted under the long-term awards pursuant to the EIP Plan are subject to forfeiture over the following five years if the Participant fails to continue to be employed (except in the case of death, disability or normal retirement). Also, shares granted under the long-term awards and scheduled to be released from risk of forfeiture for a given year will be forfeited if the Company fails to achieve positive net income for that calendar year.

•
Restrictions on book value shares awarded for annual performance. Participants awarded book value shares are required, with limited exceptions, to hold the shares until retirement and then sell them back to the Company at the then book value.

•	Tax deductibility. Awards under the EIP Plan are designed as “performance-based compensation” so that they may be tax deductible as explained below.
The EIP Plan was previously approved by the shareholders in 2011. The Company is not asking for authorization to issue any additional shares with this proposal. Under the EIP Plan, the Company may not issue more than 2% of the common stock of the Company outstanding at the beginning of the year. Shares issued under the EIP Plan for the prior five years are as follows:

Year	Shares Issued	Shares Outstanding at Beginning of Year	Percentage of Shares Outstanding
2011	83,857	26,590,091	0.32%
2012	67,894	26,635,424	0.25%
2013	75,998	26,666,889	0.28%
2014	70,202	26,754,761	0.26%
2015	59,342	26,248,690	0.23%
Note: Share amounts have been restated to give retrospective effect to a 10% stock dividend declared July 22, 2015.
The EIP Plan is structured so that 1st Source may grant awards made under the EIP Plan that constitute “qualified performance-based compensation” as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”). Section 162(m) of the Code limits the deductibility of compensation to “covered employees” which includes our chief executive officer and the other three highest paid executive officers, to $1 million in any year, unless the compensation is “qualified performance-based compensation”, as defined in Section 162(m) of the Code. Performance-based compensation is compensation that is paid solely on the account of the attainment of one or more pre-established, objective performance goals, the performance goals are pre-established by a committee of the board comprised of two or more outside directors, the material terms of the performance goals are disclosed to and approved by the shareholders, and the committee certifies the performance goals and other material terms were satisfied. A copy of the full text of the EIP Plan is attached as Exhibit A.
The Board of Directors, acting through the Committee, may amend, suspend, or terminate the EIP Plan or any portion thereof at any time, consistent with applicable law, regulation and listing rules, but it may not adversely affect the rights of any participant with respect to an award already earned. Notwithstanding the foregoing, any material amendments (as defined under the NASDAQ Listing Rules) of the EIP Plan will require shareholder approval.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED 1982 EXECUTIVE INCENTIVE PLAN.
PROPOSAL NUMBER 3: APPROVAL OF AMENDED STRATEGIC DEPLOYMENT INCENTIVE PLAN (FORMERLY THE 1998 PERFORMANCE COMPENSATION PLAN)
On February 26, 2016, the Board of Directors, acting through the Executive Compensation and Human Resources Committee (the “Committee”), approved amendments to the Strategic Deployment Incentive Plan (“the SDIP”), formerly known as the 1998 Performance Compensation Plan and previously approved by the shareholders. The purposes of the SDIP are to promote the interests of 1st Source and its shareholders through the attraction and retention of executive officers (“Executives”) using performance-based incentives linked to annual goals that support the Company’s long-term strategic incentives and to enable Executives to share in the long-term growth and success of the Company. There were 6 participants in the SDIP as of December 31, 2015. The SDIP Plan is administered by the Committee. The Committee has discretion to make awards under the SDIP to Executives who, in its opinion, are expected to lead or contribute significantly to achievement of annual or multi-year goals and to develop and execute the long-term strategic objectives of the Company and its subsidiaries.
The SDIP, as amended, is being submitted for shareholders approval at the annual meeting. The material terms of the SDIP are summarized above under “Compensation Discussion and Analysis - Annual Incentive Awards Under the Strategic Deployment Incentive Plan (SDIP)”. Awards paid under the SDIP for 2015 are set forth in such summary. Had the proposed amendments to the SDIP been in effect when such most recent awards were granted or paid, the amounts paid to Executives would not have been materially different.
Plan Modifications
The material modifications of the SDIP that have been approved by the Board and are included in the restated SDIP being presented to the shareholders for approval are as follows:

•	Awards under the SDIP are now limited to Executive officers.

•	Awards under the SDIP will continue to be performance-based compensation but this will now be calculated with three dimensions:

◦	Goals will be focused on initiatives that support the Company’s long-term strategic objectives but not at the expense of meeting or exceeding the expectations of the Company’s shareholders.

◦
Awards under the SDIP will continue to be calculated as a percentage of the Company’s net income but will be limited to a maximum total award for any calendar year of 1.00% for any Executive or 2.00% for all Executives. Any increase in these maximum total awards will require shareholder approval. The Committee will also set a minimum and target percentage for each Executive and will consider the roles and responsibilities of each Executive in setting the minimum, target and maximum percentages.

◦
The Committee may reduce the maximum percentage of net income within pre-established ranges by reference to pre-established shared and/or individual goals for the Executives that support the Company’s long-term strategic objectives (“Annual Strategic Goals”). The Committee will assign Annual Strategic Goals to each of the Executives at the beginning of each calendar year or multi-year award period using objective performance targets or criteria and weightings among the Annual Strategic Goals. The Committee will then use the results achieved during each calendar year (individually or in aggregate) to determine the amount of the Award, if any, to be paid to each Executive which is to be reduced from the maximum percentage of net income based on performance.

•
The maximum award under the SDIP to a single Executive in one calendar year either in cash or in shares has been reduced from $5 million to $1 million. The maximum total award that may be paid under the SDIP to a single Executive in one calendar year, including cash payments and the value of shares awarded is $3 million. Awards may be paid in cash or in the form of shares of common stock based either on the market value or book value of the shares as determined by the Committee. The value of shares issued under the SDIP may not exceed $3 million in any calendar year.

•	All awards under the SDIP now require a satisfactory performance evaluation.

•
All awards under the SDIP are now subject to a clawback provision allowing potential forfeiture and/or recovery by the Company in the event the award is subsequently determined to have been based on overstated financial results or other metrics or if any Executive subsequently is found to have been involved in any fraud, malfeasance or purposeful misstatement.

The SDIP as submitted for approval reflects the following best practices in equity incentive plans:

•	Independent oversight. The SDIP is administered by the Executive Compensation and Human Resources Committee, which is comprised entirely of independent directors.

•
Clawback provisions. All awards under the SDIP are subject to potential forfeiture and/or recovery by the Company in the event it is subsequently determined that they are based on overstated financial results or metrics, either for business units of the Company or the Company as a whole.

•	Tax deductibility. Awards under the SDIP are designed as “performance-based compensation” so that they may be tax deductible as explained below.
The SDIP was previously approved by the shareholders in 2011. While the SDIP allows for the grant of shares, currently the Company is only making cash awards under the SDIP. Accordingly, the Company is not asking for authorization to issue any additional shares with this proposal. Shares issued under the SDIP for the prior five years are as follows:

Year	Shares Issued	Shares Outstanding at Beginning of Year	Percentage of Shares Outstanding
2011	2,394	26,590,091	0.01%
2012	2,131	26,635,424	0.01%
2013	—	26,666,889	—
2014	—	26,754,761	—
2015	—	26,248,690	—
Note: Share amounts have been restated to give retrospective effect to a 10% stock dividend declared July 22, 2015.
The SDIP is structured so that 1st Source may grant awards made under the SDIP that constitute “qualified performance-based compensation” as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”). Section 162(m) of the Code limits the deductibility of compensation to “covered employees” which includes our chief executive officer and the other three highest paid executive officers, to $1 million in any year, unless the compensation is “qualified performance-based compensation”, as defined in Section 162(m) of the Code. Performance-based compensation is compensation that is paid solely on the account of the attainment of one or more pre-established, objective performance goals, the performance goals are pre-established by a committee of the board comprised of two or more outside directors, the material terms of the performance goals are disclosed to and approved by the shareholders, and the committee certifies the performance goals and other material terms were satisfied. A copy of the full text of the SDIP is attached as Exhibit B.
The Board of Directors, acting through the Committee, may amend, suspend or terminate the SDIP or any portion thereof at any time, consistent with applicable law, regulation and listing rules, but it may not adversely affect the rights of any participant with respect to an award already earned. Notwithstanding the foregoing, any material amendments (as defined under the NASDAQ Listing Rules) of the SDIP will require shareholder approval.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED STRATEGIC DEPLOYMENT INCENTIVE PLAN.

PROPOSAL NUMBER 4: RATIFICATION OF THE APPOINTMENT OF BKD LLP AS 1ST SOURCE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016
The Audit Committee has appointed BKD LLP (BKD) as the independent registered public accounting firm for 1st Source for fiscal year ending December 31, 2016. The Audit Committee made their decision on a number of factors, including the strength and reputation of the firm and its proposed service team, its expertise in the commercial banking and financial services industries, its legal and regulatory record, its relative cost, its ability to provide research and professional development resources to 1st Source personnel and other factors. The Board of Directors has determined that the appointment will be submitted for ratification by the shareholders. The Board of Directors and the Audit Committee recommend that shareholders ratify the appointment of BKD as the independent registered accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2016. If our shareholders do not ratify the appointment, the Audit Committee will investigate the basis for the negative vote and will reconsider its appointment in light of the results of such investigation.
2016 will be the second year that BKD will serve as the independent registered public accounting firm for the Company. The Audit Committee dismissed Ernst & Young LLP (EY) as the Company’s independent registered public accounting firm effective as of June 22, 2015, and engaged BKD as the Company’s independent registered public accounting firm commencing with the audit for the fiscal year ending December 31, 2015. EY had served as the Company’s independent registered accounting firm since 2000. During the Company’s fiscal years ended December 31, 2013, 2014 and the period from December 31, 2014 through June 22, 2015, there were no disagreements between the Company and EY on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to EY’s satisfaction, would have caused it to make reference to the matter in conjunction with its report on the Company’s consolidated financial statements for the relevant year, and there were no reportable events as defined in item 304(a)(1)(v) of Regulation S-K. EY’s audit reports on the Company’s consolidated financial statements for the years ended December 31, 2013 and 2014 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s fiscal years ended December 31, 2013, 2014, and the period from December 31, 2014 through June 22, 2015, neither the Company, nor anyone on behalf of the Company, consulted with BKD with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by BKD to the Company that BKD concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). Representatives of BKD will be present at the Annual Meeting and will be afforded an opportunity to make a statement, if they desire to do so, and to respond to questions from shareholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BKD LLP AS 1ST SOURCE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements of 1st Source are audited annually by an independent registered public accounting firm. For the year ended December 31, 2015, the audit was performed by BKD LLP. For the years ended December 31, 2014 and 2013, the audit was performed by Ernst & Young LLP. Fees for professional services provided by BKD LLP and Ernst & Young LLP for the last three (3) years were as follows:

	BKD	Ernst & Young	Ernst & Young	Ernst & Young
	2015	2015	2014	2013
Audit Fees(1)	$355,000	$49,982	$669,600	$646,050
Audit-Related Fees(2)	—	23,000	27,600	21,000
Tax Fees	10,700	—	22,600	24,500
Other Fees	—	—	—	—
Total	$365,700	$72,982	$719,800	$691,550

(1) 2015 amounts billed by Ernst & Young in this category were for review of the interim consolidated financial statements included in the March 31, 2015 10-Q filing and work performed related to the transition of auditors and for consent to inclusion of a prior audit opinion in a registration statement.

(2) Amounts billed for employee benefit plan audits and other assurance services performed during the fiscal years indicated.
The Audit Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. All fees paid to BKD LLP in 2015 for non-audit services were pre-approved by the Audit Committee.

PROPOSALS OF SECURITY HOLDERS
Proposals submitted by security holders for presentation at the next Annual Meeting must be submitted in writing to the Secretary, 1st Source Corporation, on or before November 1, 2016.
ADDITIONAL INFORMATION
Receipt of a favorable vote of a majority of the votes cast in the election of directors at the annual meeting is required for election of directors. Approval of the modified EIP Plan and the modified SDIP requires the favorable vote of a majority of the votes cast on such matters respectively at the annual meeting. Ratification of the appointment of BKD LLP as auditors of the Company’s financial statements requires that the votes cast in favor of ratification exceed the votes cast against. The Company knows of no other proposals expected to be presented at the meeting. Such a proposal, if any, would be approved if votes in favor of such proposal exceed those cast against.
The SEC’s rules permit a company to deliver a single proxy statement, annual report, notice of internet availability of proxy materials or prospectus to an address shared by two or more of its shareholders. This method of delivery is referred to as “householding.” Unless shareholders request otherwise, 1st Source will “household” their proxy statement and annual report, as well as any prospectus or notice of internet availability of proxy materials, which may be sent to them. Regardless of how many 1st Source shareholders live under one roof, they will receive a single copy of each proxy statement, annual report, notice of internet availability of proxy materials or prospectus that is being mailed to shareholders. However, 1st Source will continue to deliver to every 1st Source shareholder in a household an individual proxy card in connection with any meeting of its shareholders where votes are being cast.
If a shareholder prefers to receive individual copies of proxy statements, annual reports, notice of internet availability of proxy materials or prospectuses, the shareholder should call the Company’s transfer agent, American Stock Transfer & Trust Company, toll-free at 800-347-1246. Representatives are available to assist shareholders Monday through Thursday from 8:00 a.m. until 7:00 p.m. ET, and 8:00 a.m. until 5:00 p.m. ET on Friday, or write to Chuck Ditto, Trust Operations, 1st Source Corporation, P. O. Box 1602, South Bend, IN 46634. 1st Source will start sending separate documents to a requesting shareholder of record within 30 days of the request.
Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.
Important Notice Regarding The Availability Of Proxy Materials For The Shareholder Meeting To Be Held On April 21, 2016: The Notice of Annual Meeting of Shareholders and Proxy Statement, Annual Report and Proxy Card are available at https://materials.proxyvote.com/336901.
A copy of 1st Source’s Annual Report on Form 10-K is furnished herewith to shareholders for the calendar year ended December 31, 2015, containing financial statements for such year. The financial statements and the Report of Independent Registered Public Accounting Firm are incorporated by reference in this Proxy Statement.
By Order of the Board of Directors,
John B. Griffith
Secretary
South Bend, Indiana
March 15, 2016

ANNUAL MEETING OF SHAREHOLDERS OF 1st SOURCE CORPORATION
April 21, 2016 10:00 a.m.
1st Source Center, 4th Floor Boardroom, 100 North Michigan Street, South Bend, Indiana 46601

PROXY VOTING INSTRUCTIONS

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON — You may vote your shares in person by attending the Annual Meeting.
COMPANY NUMBER _________________________        ACCOUNT NUMBER _________________________

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 21, 2016:

The Notice of Annual Meeting of Shareholders and Proxy Statement, Annual Report and Proxy Card are available at https://materials.proxyvote.com/336901.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, AND 4. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1. Election of Directors:

☐ FOR ALL NOMINEES	¡ Daniel B. Fitzpatrick	Term Expires April 2019

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Najeeb A. Khan	Term Expires April 2019

☐ FOR ALL EXCEPT (See instructions below)	¡ Christopher J. Murphy IV	Term Expires April 2019
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Approval of Amended 1982 Executive Incentive Plan	☐	☐	☐

3. Approval of Amended Strategic Deployment Incentive Plan (formerly the 1998 Performance Compensation Plan)	☐	☐	☐

4. Ratification of the appointment of BKD LLP as 1st Source Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2016	☐	☐	☐

5. Such Other Business as May be Brought Before the Meeting or Any Adjournment Thereof
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all nominees listed in Proposal 1 and for Proposals 2, 3, and 4.
The undersigned hereby appoints Christopher J. Murphy III, John B. Griffith and Andrea G. Short and each of them proxies; to represent the undersigned, with full power of substitution, at the Annual Meeting of Shareholders of 1st Source Corporation to be held April 21, 2016 and at any and all adjournments thereof.

Signature of Shareholder: _________________________ Date: _________________________

Signature of Shareholder: _________________________ Date: _________________________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

1st SOURCE CORPORATION

Proxy for Annual Meeting of Shareholders on April 21, 2016

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Christopher J. Murphy III, John B. Griffith, and Andrea G. Short and each of them proxies; to represent the undersigned, with full power of substitution, at the Annual Meeting of Shareholders of 1st Source Corporation to be held April 21, 2016 and at any and all adjournments thereof.

(Continued and to be signed on the reverse side)